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                                                                 Exhibit 10.16


                               JOINT VENTURE AGREEMENT

     THIS JOINT VENTURE AGREEMENT ("Agreement") is made as of the 5th day of November, 1997 ("Effective Date"), by and among ACCURIDE CORPORATION, a Delaware corporation ("Accuride"), INDUSTRIA AUTOMOTRIZ, S.A. DE C.V., a Mexican corporation ("IASA"), GRUPO INDUSTRIAL RAMIREZ, S.A., a Mexican corporation ("GIR"), and ACCURIDE DE MEXICO, S.A. DE C.V., a Mexican corporation ("Company").

                                   R E C I T A L S

     WHEREAS, Accuride manufactures metal wheels for the automotive industry, at production facilities located in Henderson, Kentucky, U.S.A. and, through a subsidiary, in London, Ontario, Canada;

     WHEREAS, IASA designs, manufactures, markets and sells metal wheels through its wheel division ("Wheel Division") at IASA's production facilities located in San Nicolas de los Garza, Nuevo Leon, Mexico (the "IASA Plant");

     WHEREAS, Accuride and IASA desire to create and realize synergies and efficiencies, and to develop new technological capabilities, in the production, marketing and sale of all kinds of steel wheels, rims, side rings, lock rings, adaptor rings, spacer bands, mounting bands and related components, replacements and products ("Wheels");

     WHEREAS, Accuride and IASA desire to create a joint venture ("Joint Venture") through which to pursue emerging opportunities in the Wheel market in Mexico and elsewhere in Latin America, in the United States of America and in Canada, and in other countries where sufficient demand exists;

     WHEREAS, in consideration of the foregoing, Accuride and IASA have incorporated the Joint Venture as a variable capital corporation under the laws of the United Mexican States, under the name "Accuride de Mexico, S.A. de C.V.," to produce, market and sell Wheels; and

     WHEREAS, each of Accuride, IASA, GIR and the Company desires to make certain covenants, representations, warranties and other agreements, and to prescribe various conditions, regarding the formation, further capitalization and operation of the Company.

     NOW, THEREFORE, in consideration of the recitals, representations, warranties, covenants, conditions and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                      ARTICLE I

                        Definitions; Incorporation of Recitals

     SECTION 1.1 Defined Terms. As used herein, the following terms shall have the definitions set out in Exhibit A attached hereto, and as set out in the main body of the Agreement, provided, however, that in the event of any conflict between the definitions in Exhibit A and those set out in the main body of this Agreement, Exhibit A shall govern.

AAA
Accuride
Accuride/Company Technical Services Agreement
Accuride Tradename and Trademark License
Affiliate
Agreement
Alternate
Annual Business Plan
Arbitration Act
Asset Assignment, Purchase and Sale Agreement
Asset List
Automotive Decree
Bank
Board
Bylaws
Closing
Closing Date
Company
Company Bank Instructions
Company Facility
Company/IASA Equipment Bailment Agreement
Confidential Information
Day
DIARSA
Director
Director General
Distribution Agreements
Effective Date
Escritura Constitutiva
Examiner
Exclusive Mexico/Latin America Commercial Mediator Agreement
Exclusive United States/Canada Commercial Mediator Agreement
Exhibit
Extraordinary Shareholders' Meeting
Fiscal Year
FMVAT
FMVLA
FMVNAT
General Law of Business Organizations
GIR
IASA
IASA Bank Instructions
IASA/Company Technical Services Agreement
IASA Tradename and Trademark License
IASA Plant
Indemnified Party
Indemnifying Party
Initial Business Plan
Inventory
Joint Venture
Labor Plan
Loan
Loan Documents
Loss
Maximum Contingent Labor Liability Assumed
Mexico, D.F. Office Lease
Note 1
Note 2
Note 3
Notice
Notice of Intent to Terminate
Option
Ordinary Shareholders' Meeting
Percentage Interest
Person
Phase-Out Services
Representative
Response Notice
Ruedas AISA
San Nicolas Office Leases

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Security Interest
Security Interest Releases
Servicios AISA
Shareholder
Stock Purchase Agreement
Stock Registry Book
Teller
Term
Usable Inventory
VAT
Wheel
Wheelmaking Equipment
Wheel Division
Wheel Requirements Agreement


     SECTION 1.2 Incorporation of Recitals. The parties to this Agreement hereby acknowledge the accuracy of the recitals hereto and incorporate them herein by this reference.


                                      ARTICLE II

                   Purpose and Initial Scope of the Joint Venture;
                            Corporate Joint Venture Entity

     SECTION 2.1 Purpose and Initial Scope of the Joint Venture. The purpose of the Joint Venture shall be to create and realize synergies and efficiencies and to develop technological capabilities in the joint production, marketing and sale of Wheels. Initially, the scope of the Joint Venture shall be to design, manufacture, purchase, sell, import, export, market, deal in and distribute Wheels for the light vehicle, heavy truck, trailer, bus and agricultural and off-road vehicle markets, in Mexico and elsewhere in Latin America, in the United States of America and Canada, and in other countries where sufficient demand exists. The Joint Venture shall be authorized to undertake business activities outside its initial scope only upon the prior unanimous written approval of both Accuride and IASA.

     SECTION 2.2 Corporate Joint Venture Entity. Each of Accuride and IASA desires and intends that the Joint Venture operate and conduct its business exclusively in the form of a variable capital corporation incorporated under the laws of the United Mexican States.


                                     ARTICLE III

                              The Joint Venture Company

     SECTION 3.1 Formation of the Company; Formation Expenses. The parties acknowledge that the Joint Venture was incorporated by Accuride and IASA under the name "Accuride de Mexico, S.A. de C.V.," as a sociedad anonima de capital variable under the General Law of Business Organizations, on October 17, 1997, before Lic. Jose Andres Garza Tamez, Corredor Publico No. 15 in the Municipality of Monterrey, Nuevo Leon, Mexico. The Company shall bear the costs arising from its incorporation (such as, for example, Corredor Publico fees and recording fees); notwithstanding the foregoing, however, each Shareholder shall bear in full the professional fees it incurs for its own attorneys, accountants and financial and other advisors in connection with the Company's formation and organization.

     SECTION 3.2 Escritura Constitutiva; Bylaws. A copy of the Escritura Constitutiva of the Company, which includes the form of Bylaws that was adopted upon its incorporation, is attached hereto as Exhibit B (Spanish), and an English translation of the Bylaws only is attached hereto as Exhibit C; but the English version is provided for convenience only, the Spanish version of the Bylaws found in the Escritura Constitutiva to be controlling in every case and to govern in the event of any conflict with this Agreement. The Escritura Constitutiva was inscribed and registered in the Public Registry of Commerce for the Municipality of Monterrey, Nuevo Leon on October 22, 1997. Neither the Bylaws nor the Escritura Constitutiva has been amended or otherwise modified as of the Effective Date.

     SECTION 3.3 Corporate Purpose. The corporate purpose of the Company shall be that which is stated in Article Second of the Bylaws.

     SECTION 3.4 Ownership of the Fixed Portion of the Company's Capital Stock. The fixed portion of the Company's capital stock is in the amount of $50,000 Mexican pesos and is represented by Fifty Thousand (50,000) registered no-par value common shares. Accuride currently owns Twenty-Five Thousand Five Hundred (25,500) shares of the fixed capital stock of the Company, and IASA currently owns the remaining Twenty-Four Thousand Five Hundred (24,500) shares of the fixed capital stock (in percentage terms, Accuride owns fifty-one percent (51%) of the Company's fixed capital stock, and IASA owns the remaining forty-nine percent (49%) thereof); and copies of the certificates representing the shares of the fixed capital stock of the Company held by Accuride, and by IASA, respectively, are attached hereto as Exhibit D.

     SECTION 3.5 Issuance of the Company's Variable Capital Stock. The Company shall issue the variable portion of its capital stock as provided in Article IV.

     SECTION 3.6 Powers of Attorney. Attached hereto in Exhibit B (as part of the Escritura Constitutiva) are true and complete copies of all powers of attorney that have been granted by the Company at any time from its date of formation through the Effective Date.

     SECTION 3.7 Taxpayer Identification Number. Attached hereto as Exhibit E is a true and complete copy of the Cedula de Identificacion Fiscal that was issued to the Company on October 22, 1997 by the Ministry of Finance and Public Credit, which contains the Mexican federal taxpayer identification number that has been issued to the Company.

     SECTION 3.8 PITEX Application. Attached hereto as F is a true and complete copy of the Application filed by the Company on October 24, 1997 with the Ministry of Commerce and Industrial Development to solicit authority for the Company to operate under the PITEX program.

     SECTION 3.9 National Supplier Application. Attached hereto as Exhibit G is a true and complete copy of the Application filed by the Company on October 24, 1997 with the Ministry of Commerce and Industrial Development for registration as a National Supplier under the Automotive Decree.


                                      ARTICLE IV

            Issuance of Variable Portion of the Company's Capital Stock
                  and Related Transactions; Initial Business Plan;
             Lease of Equipment to IASA; Wheel Requirements Agreement;
               Purchase of Servicios Aisa; Office Leases; Commercial
       Mediator Agreements; License Agreements; Technical Services Agreements

     SECTION 4.1 Issuance of the Variable Portion of the Company's Capital Stock. At the Closing, immediately upon the execution of this Agreement, the Shareholders and the Company shall take the actions indicated in Sections 4.1(a) through (g), in the order indicated, in connection with the issuance of the variable portion of the Company's capital stock.

          (a) Transfer of Wheel Division Business and Assets to the Company. IASA shall sell, bargain, transfer, convey and assign to the Company, free and clear of any and all Security Interests, and IASA shall deliver to the Company, all of the business and all of the assets of IASA that relate primarily to, or that are or have been used primarily in connection with or by, the Wheel Division (excluding only interests in real property and accounts receivable of IASA arising from sales of Wheels produced by the Wheel Division), the descriptions of the business and assets to be transferred to the Company under this Section 4.1(a) to be broadly construed and to include all Wheel Division equipment, machinery, fittings, tools, dies, jigs, hoists, furniture, personal computers and

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all other similar and related items of tangible personalty, all Wheel
Division removable fixtures, and all Wheel Division automobiles, trucks, tractors, trailers, forklifts and other vehicles; provided additionally, that in the case of equipment, machinery and all other items of tangible personalty used primarily in connection with or by the Wheel Division but titled in the name of any Person other than IASA, or subject to any Security Interest, IASA hereby expressly undertakes to correct all such title deficiencies and to remove such Security Interests so as to be able to convey to the Company good and marketable title to such assets at Closing; and provided further, that in the case of trucks and trailers owned by IASA but subject to any lease or other similar financing arrangement, the Company shall have the right to take title thereto and assume the corresponding lease obligations at any time upon at least thirty (30) Days advance Notice to IASA, at the sole discretion of the Company; and provided further, that the business and assets transferred by IASA to the Company under this Section 4.1(a) shall include each and every one of the following:

               (i) all assets shown on the Asset List attached hereto as Exhibit H;

               (ii) all inventories of IASA relating in any manner to the Wheel Division, including all inventories of Wheels, of raw materials and supplies, of purchased and manufactured parts, and of goods, goods-in-progress and finished goods ("Inventory"), provided, however, that the transfer of Inventory to the Company under this Section 4.1(a)(ii) shall be subject to the further requirements of Section 5.1;

               (iii) all rights of IASA arising under or in connection with any and all agreements, contracts, instruments and other binding arrangements of or relating in any manner to the business or assets of the Wheel Division, to the extent that the Company agrees to accept such rights, the Company retaining the right to accept or reject such rights on a case-by-case basis, at its sole discretion;

               (iv) all original books, records, ledgers, files, correspondence, customer and other lists, plans, equipment manuals, drawings, advertising and promotional materials, specifications, studies, reports and all other documents and materials, all information relating in any manner to litigation, product warranties and claims, human resources, intellectual and industrial property, product design, engineering, manufacturing, testing or sales, and all other know-how, trade secrets and other business information of any kind or description whatsoever, of or relating in any manner to the business or assets of the Wheel Division, provided, however, that to the extent that it may be unlawful or otherwise reasonably impractical for IASA to deliver such original records to the Company, the delivery of exact copies thereof shall be deemed an acceptable substitute; and

               (v) any and all other business or assets of IASA that relate primarily to, or that are or have been used primarily in connection with, the conceptualization, design, tooling, manufacturing, production, packaging, marketing, sale, export, transportation or delivery of Wheels.

The parties acknowledge and agree that the fair market value of the assets transferred ("FMVAT") by IASA to the Company in accordance with this Section 4.1(a) shall be Sixteen Million One Hundred Fifty-Seven Thousand Eight Hundred Dollars (U.S. $16,157,800); and to evidence further the transfer to the Company of the Wheel Division business and assets, IASA and the Company shall execute and deliver the Asset Assignment, Purchase and Sale Agreement attached hereto as
Exhibit I, which Asset Assignment, Purchase and Sale Agreement shall govern in the event of any conflict with this Agreement.

          (b) Assumption of Certain Liabilities by the Company. At the Closing, IASA shall assign to the Company, and the Company shall assume from IASA, certain indebtedness of IASA, in accordance with and as more particularly described in the following provisions of this Section 4.1(b):

               (i) IASA shall assign to the Company, and the Company shall assume from IASA, an aggregate of Two Million Five Hundred Fifty-Four Thousand Seven Hundred Sixty-Two Dollars (U.S. $2,554,762) of indebtedness of IASA, as follows: (A) Five Hundred Fifty-Four Thousand Three Hundred Seventy-Five Dollars (U.S. $554,375) of indebtedness to Fina Factor, S.A. de C.V.; (B) One Million Two Hundred Eleven Thousand Two Hundred Thirty-Four Dollars (U.S. $1,211,234) of indebtedness to Banca Quadrum, S.A. de C.V.; and (C) Seven Hundred Eighty-Nine Thousand One Hundred Fifty-Three Dollars (U.S. $789,153) of indebtedness to Factoraje Bancrecer, S.A. de C.V.;

               (ii) IASA shall assign to the Company, and the Company shall assume from IASA, One Million Dollars (U.S. $1,000,000) of the trade indebtedness of IASA to Hylsa, S.A. de C.V.;

               (iii) IASA shall assign to the Company, and the Company shall assume from IASA, an aggregate of One Million Two Hundred Thirty-Four Thousand Six Hundred Thirty-Seven Dollars (U.S. $1,234,637) of indebtedness of IASA, as follows: (A) Forty Thousand One Hundred Thirty-Seven Dollars (U.S. $40,137) of indebtedness to Arrendadora Atlas, S.A. de C.V.; (B) Three Hundred Fifty-Seven Thousand Dollars (U.S. $357,000) of indebtedness to Arrendadora Serfin, S.A.; and (C) Eight Hundred Thirty-Seven Thousand Five Hundred Dollars (U.S. $837,500) of indebtedness to Arrendadora Financiera Quadrum, S.A. de C.V.;

               (iv) IASA shall assign to the Company, and the Company shall assume from IASA, Nine Hundred Fifty-Five Thousand One Hundred Twenty-Five Dollars (U.S. $955,125) of indebtedness of IASA to Banca Serfin, S.A.;

               (v) IASA shall assign to the Company, and the Company shall assume from IASA, a total of One Hundred Five Thousand Four Hundred Seventy-Six Dollars (U.S. $105,476) of indebtedness of IASA to the holders of commercial paper issued by IASA and currently outstanding; and

               (vi) The Company hereby assumes contingent seniority and severance liabilities in an aggregate amount up to, but not to exceed, Seven Hundred Thousand Dollars (U.S. $700,000) ("Maximum Contingent Labor Liability Assumed"), such seniority and severance liabilities, if any, being those that otherwise would be incurred by IASA under the Mexican federal labor law as a direct result of the transfer or dislocation of Wheel Division workers arising from the conveyance hereunder of the business and assets of the Wheel Division to the Company; provided additionally that the parties intend that the Maximum Contingent Labor Liability Assumed shall include any and all liabilities of Servicios AISA, and of Ruedas AISA, that may arise at any time, directly or indirectly, as a result of or in connection with the transfer or dislocation of Wheel Division workers (regardless of whether paid on a salaried or hourly basis) due to the formation of the Joint Venture or of the Company or due to the conveyance by IASA of the business and assets of the Wheel Division to the Company; and the parties further intend that IASA shall be and remain solely responsible for any and all such labor or employment-related liabilities whatsoever, regardless of which party incurs them in the first instance, to the extent that such liabilities exceed, individually (as reflected in Exhibit AA) or in the aggregate, the amount of the Maximum Contingent Labor Liability Assumed by the Company, all in accordance with and as provided under Article VIII hereof.

The parties acknowledge and agree that the fair market value of the liabilities assumed ("FMVLA") by the Company in accordance with this Section 4.1(b) shall be Six Million Five Hundred Fifty Thousand Dollars (U.S. $6,550,000), consisting of fixed liabilities in the amount of Five Million Eight Hundred Fifty Thousand Dollars (U.S. $5,850,000) and contingent liabilities in the amount of Seven Hundred Thousand Dollars (U.S. $700,000); and the parties further acknowledge and agree that the fixed liabilities assumed by the Company under Sections 4.1(b)(i) through (v) shall be paid as follows and otherwise as provided in
Section 5.2: (xx) at the Closing, the Company shall execute and deliver irrevocable instructions ("Company Bank Instructions") to Citibank Mexico, S.A. (the "Bank") to draw immediately upon the Loan, in the name of the Company, the sum of Five Million Eight Hundred Fifty Thousand Dollars (U.S. $5,850,000), to pay immediately One Million Dollars (U.S. $1,000,000) of such draw directly to Hylsa, S.A. de C.V. (which payment shall be deemed to satisfy fully and discharge the indebtedness assumed by the Company under Section 4.1(b)(ii)), and to transfer immediately the remaining portion of such draw, in the amount of Four Million Eight
Hundred Fifty Thousand Dollars (U.S. $4,850,000), to the account maintained by IASA with the Bank; (yy) at the Closing, IASA shall execute and deliver irrevocable instructions to the Bank ("IASA Bank Instructions") to transfer immediately from the IASA Bank account to the bank account of IASA at The
Laredo National Bank, Laredo, Texas, account number 06-2869-0, ABA 114900313, the sum of Four Million Eight Hundred Fifty Thousand Dollars (U.S.
$4,850,000); and (zz) at the Closing, IASA shall execute and deliver irrevocable instructions to The Laredo National Bank to purchase Mexican pesos with funds deposited in the above-described account and to transfer such peso-denominated funds immediately to each of the creditors identified in Sections 4.1(b)(i)(A) and (B) (but not C), and 4.1(b)(iii), in amounts sufficient to discharge the peso-denominated indebtedness of IASA thereto (as specified in letters that IASA obtained from each such creditor and delivered to the Company prior to the Closing), respectively; provided that, to the extent that any excess funds may remain in the IASA account at The Laredo National Bank following the performance by that bank of IASA's instructions thereto (as set out above), and following the full performance by IASA of all its obligations under Section 5.2, such excess funds shall be the sole property of IASA.

          (c) Fair Market Value of Net Assets Transferred by IASA to the Company. The parties hereby acknowledge and agree that the fair market value of the net assets transferred by IASA to the Company in accordance with Sections 4.1(a) and (b) equals FMVAT minus FMVLA, or Nine Million Six Hundred Seven Thousand Eight Hundred Dollars (U.S. $9,607,800) ("FMVNAT").

          (d) Issuance of Note 1 and Note 2. The Company, in consideration of its receipt and assumption of the assets and liabilities transferred to it by IASA in accordance with Sections 4.1(a) and (b), shall issue two promissory notes to IASA: (I) the first of which ("Note 1") shall be in the original principal amount of Four Million Seven Hundred Seven Thousand Eight Hundred Twenty-Two Dollars (U.S. $4,707,822), which is forty-nine percent (49%) of FMVNAT, and otherwise in the form attached hereto as Exhibit J; and (ii) the second of which ("Note 2") shall be in the original principal amount of Four Million Eight Hundred Ninety-Nine Thousand Nine Hundred Seventy-Eight Dollars (U.S. $4,899,978), which is fifty-one percent (51%) of FMVNAT, and otherwise in the form attached hereto as Exhibit K.

          (e) Issuance of Variable Capital Stock to IASA. IASA shall subscribe for, and the Company shall issue to IASA, forty-nine percent (49%) of the shares of the variable capital stock of the Company, the exact number of which shall be determined by an Extraordinary Shareholders' Meeting, in consideration of which, IASA shall cancel Note 1;

a copy of the certificate representing the shares of the Company's variable capital stock issued to IASA, a copy of the Minutes of the Extraordinary Shareholders' Meeting approving the issuance thereof, and a copy of Note 1 showing the cancellation thereof, all to be attached hereto as Exhibit L.

          (f) Purchase of Note 2 by Accuride. Accuride shall purchase Note 2 from IASA, and IASA shall sell, transfer, bargain, convey, assign and negotiate
Note 2 to Accuride, for the sum of Four Million Eight Hundred Ninety-Nine Thousand Nine Hundred Seventy-Eight Dollars (U.S. $4,899,978).

          (g) Issuance of Variable Capital Stock to Accuride. In the final step leading to the further equity capitalization of the Company under this
Section 4.1, Accuride shall subscribe for, and the Company shall issue to Accuride, fifty-one percent (51%) of the shares of the variable capital stock of the Company, the exact number of which shall be determined by an Extraordinary Shareholders' Meeting, in consideration of which, Accuride shall cancel Note 2; a copy of the certificate representing the shares of the Company's variable capital stock issued to Accuride, a copy of the Minutes of the Extraordinary Shareholders' Meeting approving the issuance thereof, and a copy of Note 2 showing the cancellation thereof, all to be attached hereto as Exhibit M.

     SECTION 4.2 Value-Added Tax Payable Upon Transfer of Assets Under Section 4.1(a); Issuance of Note 3. The parties acknowledge and agree that, as a result of the transfer of assets by IASA to the Company in accordance with Section 4.1(a), value-added tax ("VAT"), in the amount of Mexican pesos that is equivalent on the Closing Date to Two Million Four Hundred Twenty-Three Thousand Six Hundred Dollars (U.S. $2,423,670), shall be collected by IASA from the Company and paid under the VAT law to the applicable Mexican tax authorities; and to evidence this obligation, at the Closing, the Company shall issue to IASA a promissory note ("Note 3") in the same principal amount as the amount of the VAT due and payable, Note 3 to be paid in full on or before December 15, 1997, to bear interest on the unpaid principal at the same rate as that which would be applied to IASA as a penalty for late payment of the VAT due, and otherwise to be in the form attached hereto as Exhibit N.

     SECTION 4.3 Initial Business Plan. The Company has adopted, and both Shareholders hereby formally adopt, ratify and approve, the Initial Business Plan of the Company attached hereto as Exhibit O, which Initial Business Plan corresponds to the period from the date of formation of the Company through December 31, 1998.

     SECTION 4.4 Bailment of Certain Equipment. The Company shall deliver possession to IASA, for the use of IASA (and in the event the Company transfers Wheel

Division equipment to any Affiliate of the Company, the Company shall cause such Affiliate to agree to deliver possession to IASA, for the use of IASA), and IASA shall receive from the Company or any Affiliate thereof, for nominal consideration, certain machinery and equipment; and to evidence such bailment the Company and IASA agree to execute and deliver at Closing the Company/IASA Equipment Bailment Agreement attached hereto as Exhibit P, which Company/IASA Equipment Bailment Agreement shall govern in the event of any conflict with this Agreement.

     SECTION 4.5 Wheel Requirements Agreement. IASA agrees to manufacture, sell, supply and deliver to the Company, free and clear of any and all Security Interests, all of the Company's requirements of Wheels; provided that the Company shall have no obligation to purchase any minimum quantity or quantities of Wheels, nor shall the Company have any obligation to limit its purchases of Wheels; and provided further, that the Company and IASA shall evidence more fully the terms and conditions of this Wheel requirements supply arrangement by executing the form of Wheel Requirements Agreement attached hereto as Exhibit Q, which Wheel Requirements Agreement shall govern in the event of any conflict with this Agreement.

     SECTION 4.6 Purchase of Servicios AISA. Exclusively in consideration of the payment of Six Thousand One Hundred Ninety-Nine Dollars (U.S. $6,199) by the Company to IASA, at the Closing, IASA shall sell, bargain, transfer, convey and assign to the Company Forty-Nine Thousand Nine Hundred Ninety-Nine (49,999) shares of the common stock of Servicios AISA, one (1) Peso par value per share, duly subscribed and paid up, free and clear of any and all Security Interests; and the Company and IASA shall evidence the terms and conditions of such stock purchase by executing a Stock Purchase Agreement in substantially the same form as that which is attached hereto as Exhibit R. Also at the Closing, IASA shall deliver to the Company the books and records of Servicios AISA. Exclusively in consideration of the payment of One Dollar (U.S. $1) by the Company's nominee to GIR, at the Closing, GIR shall sell, bargain, transfer, convey and assign to the Company's nominee One (1) share of the common stock of Servicios AISA, one
(1) Peso par value per share, duly subscribed and paid up, free and clear of any and all Security Interests; and the Company's nominee and GIR shall evidence the terms and conditions of such stock purchase by executing a form of Stock Purchase Agreement substantially identical to that under which the Company is acquiring the majority interest in Servicios AISA from IASA, such additional Stock Purchase Agreement, as well as copies of the certificates evidencing the Servicios AISA shares being acquired by the Company from IASA and those being acquired by the Company's nominee from GIR, duly endorsed and delivered to the Company, also to be attached hereto as part of Exhibit R.

     SECTION 4.7 San Nicolas de los Garza Office Leases. IASA shall rent and lease to the Company and to Servicios AISA, and the Company and Servicios AISA shall rent and lease from IASA, for Four Hundred Fifty Dollars (U.S. $450) each per month, office space located in San Nicolas de los Garza, Nuevo Leon, Mexico; and to evidence the terms and conditions of such leases, the Company and IASA, and Servicios AISA and IASA, each shall execute a San Nicolas Office Lease in substantially the same form as that which is attached hereto as Exhibit S, which San Nicolas Office Leases shall govern in the event of any conflict with this Agreement.

     SECTION 4.8 Mexico, D.F. Office Lease. IASA shall rent and lease to Servicios AISA, and Servicios AISA shall rent and lease from IASA, office space located in Mexico, D.F., Mexico; and to evidence the terms and conditions of such lease, Servicios AISA and IASA shall execute a Mexico, D.F. Office Lease in the form attached hereto as Exhibit T, which Mexico, D.F. Office Lease shall govern in the event of any conflict with this Agreement.

     SECTION 4.9  Exclusive Commercial Mediator Agreements.

          (a) The Company shall engage Accuride to act as the exclusive commercial mediator of the Company in the United States of America and in Canada, and to evidence such commercial mediator arrangement Accuride and the Company shall execute, and IASA shall ratify in writing, the Exclusive United States/Canada Commercial Mediator Agreement in the form attached hereto as Exhibit U, which Exclusive United States/Canada Commercial Mediator Agreement shall govern in the event of any conflict with this Agreement.
          (b) Accuride shall engage the Company to act as Accuride's exclusive commercial mediator in Mexico and elsewhere in Latin America, and to evidence such commercial mediator arrangement the Company and Accuride shall execute, and IASA shall ratify in writing, the Exclusive Mexico/Latin America Commercial Mediator Agreement in the form attached hereto as Exhibit V, which Exclusive Mexico/Latin America Commercial Mediator Agreement shall govern in the event of any conflict with this Agreement.

     SECTION 4.10 Certain Tradename and Trademark Licenses. Each of Accuride and IASA hereby grants to the Company a non-exclusive license to use for the Term of this Agreement its tradename and any and all trademarks it may own that relate in any manner to products or services connected with the Wheel business; provided, however, that the Company shall not be authorized to grant any sublicense of any of the rights granted to the Company under this Section 4.10; and provided further, that to evidence such licenses, Accuride and the Company shall execute and deliver at Closing that certain Accuride

Tradename and Trademark License, and IASA and the Company shall execute and deliver at Closing that certain IASA Tradename and Trademark License, both such license agreements to be attached hereto as Exhibit W.

     SECTION 4.11 Accuride/Company Technical Services Agreement. Accuride hereby agrees to render to and on behalf of the Company, and the Company hereby agrees to receive and purchase from Accuride, the technical services set out in the Accuride/Company Technical Services Agreement attached hereto as Exhibit X, upon the terms and conditions described therein. Accuride and the Company hereby agree to execute and deliver the Accuride/Company Technical Services Agreement at Closing, and IASA hereby ratifies it in its capacity as a Shareholder of the Company.

     SECTION 4.12 IASA/Company Technical Services Agreement. IASA hereby agrees to render to and on behalf of the Company, and the Company hereby agrees to receive and purchase from IASA, the technical services set out in the IASA/Company Technical Services Agreement attached hereto as Exhibit Y, upon the terms and conditions described therein. IASA and the Company hereby agree to execute and deliver the IASA/Company Technical Services Agreement at Closing, and Accuride hereby ratifies it in its capacity as a Shareholder of the Company.

                                        ARTICLE V

                              Certain Other Covenants

     SECTION 5.1 Disposition of Usable Inventory and of Non-Usable Inventory. Immediately upon receipt by the Company of the Inventory transferred to it by IASA under Section 4.1(a)(ii), Accuride and IASA, acting on behalf of the Company, reasonably shall determine the extent, if any, to which the Inventory so received is Usable Inventory:

          (a) To the extent that the Inventory received by the Company from IASA in accordance with Section 4.1(a)(ii) is determined to be Usable Inventory, then the Company shall accept such Usable Inventory and value it in accordance with Section 5.1(c). If the value of such Usable Inventory is determined under
Section 5.1(c) to be: (i) less than One Million Three Hundred Thousand Dollars (U.S. $1,300,000), then, within five (5) Days after the Closing, IASA shall pay to the Company the amount by which the value of the accepted Usable Inventory is less than One Million Three Hundred Thousand Dollars (U.S. $1,300,000), plus the amount of VAT that corresponds to such payment, both in immediately available funds; (ii) greater than One Million Three Hundred Thousand Dollars (U.S. $1,300,000), then, within five (5) Days after the Closing, the Company shall pay to IASA the amount by which the value of the accepted Usable Inventory exceeds One Million Three Hundred Thousand Dollars (U.S. $1,300,000), plus the amount of VAT that corresponds to such payment, both in immediately available funds; or (iii) equals One Million Three Hundred Thousand Dollars (U.S. $1,300,000), then neither the Company nor IASA shall make any payment to the other under this Section 5.1(a).

          (b) To the extent that the Inventory received by the Company from IASA in accordance with Section 4.1(a)(ii) is determined to be non-Usable Inventory, then Accuride shall cause the Company to reject and return such Inventory to IASA, whereupon IASA shall have the following two options only: (I) IASA at its sole expense may attempt to remanufacture all or any portion of the rejected Inventory, and to the extent that IASA chooses to do so it shall present all such remanufactured Inventory to the Company for inspection within forty-five (45) Days after the date of the prior rejection, whereupon, Accuride, acting on behalf of the Company, shall determine the extent to which such remanufactured Inventory is Usable Inventory and cause the Company to purchase any that is, at the prices set out in Section 5.1(c), provided that all remanufactured Inventory that is determined to be non-Usable Inventory shall be destroyed by IASA and sold as scrap; or (ii) to the extent that IASA chooses not to attempt to remanufacture rejected Inventory, as permitted under Section 5.1(b)(i), IASA shall destroy such rejected Inventory and sell it as scrap.

          (c) For all purposes under this Section 5.1, Usable Inventory shall be valued as follows: (I) for raw-materials Usable Inventory, at the invoice price plus amounts paid by IASA to have the materials transported to the IASA Plant; (ii) for Usable Inventory-in-progress, at standard cost; and (iii) for finished-goods Usable Inventory, at standard cost of finished goods.

     SECTION 5.2 Payment by IASA of Certain Indebtedness. The parties acknowledge that the Company is assuming on the Closing Date certain amounts of indebtedness of IASA to third parties, as provided in Sections 4.1(b)(i) through
(v). The parties further acknowledge that it has been their intent that, on the Closing Date, the Company pay directly to the creditors named in Sections 4.1(b)(i) through (v) the amounts of indebtedness assumed by the Company under those Sections; however, for various logistical reasons, the parties acknowledge that, as of the Closing Date, payment of the indebtedness to Factoraje Bancrecer, S.A. de C.V., of the indebtedness to Banca Serfin, S.A. and of the indebtedness to the holders of certain commercial paper issued by IASA, as reflected in Sections 4.1(b)(i)(C) and 4.1(b)(iv) and (v), respectively, may not be feasible, notwithstanding that, upon completion of the transactions described in Sections 4.1(b)(xx), (yy) and (zz), IASA will have obtained control of the funds that are to be used to pay such creditors. As a result, IASA hereby undertakes and agrees to pay, whether from its account at The Laredo National Bank or otherwise (and without receiving any funds from the Company in addition to those transferred in accordance with the Company Bank Instructions), on or before November 6, 1997 to Banca Serfin,
S.A., on or before November 14, 1997 to the holders of the commercial paper issued by IASA, and on or before November 30, 1997 to Factoraje Bancrecer, S.A. de C.V., respectively, in Mexican pesos, the lesser of the following amounts: (a) the amount of peso-denominated indebtedness of IASA to the creditor in question; or (b) the amount that, if converted to dollars by The Laredo National Bank as of the Closing Date, would be sufficient to pay in full the dollar-denominated indebtedness assumed by the Company under each of Sections 4.1(b)(i)(C) and 4.1(b)(iv) and (v), respectively; provided, however, that irrespective of whether amounts actually paid by IASA under this Section 5.2 to the creditors named in Sections 4.1(b)(i)(C) and 4.1(b)(iv) and (v) are sufficient to discharge the underlying indebtedness of IASA thereto, all indebtedness assumed by the Company under Sections
4.1(b)(i) through (v) shall be deemed paid in full and discharged when the Bank performs the Company Bank Instructions; and provided further, that on each of November 6, 1997 (with respect to the indebtedness to Banca Serfin, S.A.), November 14, 1997 (with respect to the indebtedness to the holders of the IASA commercial paper), and November 30, 1997 (with respect to the indebtedness to Factoraje Bancrecer, S.A. de C.V.), IASA shall deliver to the Company a Notice stating either that it has paid in full and discharged
IASA's liability to the creditor in question (in which case IASA shall attach to the Notice a carta finiquito issued by that creditor with respect to the discharged liability) or, if IASA has not paid in full and discharged such liability, the Notice shall state the amount actually by IASA to the creditor in question through the date of the Notice.

     SECTION 5.3 Assignment of Certain Distribution and Sales Agency Agreements. IASA shall assign to the Company all written distribution and sales agency agreements ("Distribution Agreements") in effect currently between IASA and any Latin American distributor or other sales agent of Wheels. The Company, on a case-by-case basis and for good cause only, may refuse to accept assignment of any one or more such Distribution Agreements. To the extent that the Company agrees to accept assignment of any particular Distribution Agreement, the Company shall refrain from terminating it during the Company's first Fiscal Year. In every case, IASA shall be and remain solely responsible for any and all costs and liabilities arising in connection with the assignment to the Company of, or the modification or termination of, any such Distribution Agreements.

     SECTION 5.4 Future Annual Business Plans. Beginning September 15, 1998 and continuing each September 15 thereafter throughout the Term of this Agreement, the Company shall prepare and propose that the Board adopt, and that each Shareholder ratify, the Company's Annual Business Plan for the following Fiscal Year. Each such Annual

Business Plan shall consist of a one-year operating plan, a three-year capital expenditure plan, and a five-year strategic plan.

     SECTION 5.5 Right of First Refusal Regarding Certain Future Business Opportunities Anywhere in Latin America Other Than Mexico.

          (a) If Accuride or IASA at any time during the Term of this Agreement desires to develop or otherwise pursue any opportunity to acquire an existing wheelmaking business, to form, create or otherwise participate directly or indirectly in a new or existing wheelmaking joint venture, or to build, construct, finance or otherwise participate directly or indirectly in any greenfield wheelmaking plant, anywhere in Latin America other than Mexico, then that Shareholder first shall be required to offer to share such opportunity with the other Shareholder upon the same Percentage Interests and other terms and conditions that are set out in this Agreement with respect to the Company. The Shareholder desiring to take advantage of such opportunity shall notify the other Shareholder thereof in writing, and shall include with such Notice a written description and explanation of all terms, conditions and other information reasonably necessary to permit the reviewing Shareholder to evaluate whether to pursue the opportunity, and an irrevocable letter of credit confirmed by a reasonably acceptable commercial bank in the same country as that where the opportunity is located, guaranteeing the availability of the funds necessary for the offering Shareholder to pursue the opportunity. The reviewing Shareholder shall respond in writing to the offering Shareholder not later than twenty (20) Days after receipt of such Notice, and in the responding Notice the reviewing Shareholder in good faith shall state whether it desires to pursue the opportunity, and if so, the responding Notice shall be accompanied by an irrevocable letter of credit confirmed by a reasonably acceptable commercial bank in the same country as that where the opportunity is located, guaranteeing the availability of the funds necessary for the reviewing Shareholder to pursue the opportunity.

          (b) If the reviewing Shareholder is unable or does not wish to pursue the opportunity, or if the reviewing Shareholder does not respond as required within the twenty (20) Day period, then the offering Shareholder shall be free to pursue the opportunity itself, alone or in combination with any third party or parties; provided, however, that the following shall constitute conditions precedent to the participation in, or other pursuit by, either Shareholder of any such Latin American wheelmaking plant acquisition, joint venture or greenfield plant outside Mexico: (I) the Shareholder desiring to pursue such opportunity shall obtain a written agreement reasonably acceptable in form to Accuride and providing that Accuride shall be the sole and exclusive sales and distribution agent in the United States of America and Canada for all products manufactured by such new wheelmaking acquisition, joint venture or greenfield plant; and (ii) the Shareholder desiring to pursue such opportunity shall obtain a written agreement reasonably acceptable in form to the Company and providing that the Company shall be the sole and exclusive sales and distribution agent in Mexico for all products manufactured by such new wheelmaking acquisition, joint venture or greenfield plant.

     SECTION 5.6 Exclusivity of the Joint Venture's Wheel Operations in Mexico. During the Term of this Agreement, each of Accuride, IASA and GIR shall conduct any and all business activities in Mexico that are within the scope of the Joint Venture exclusively through the Company, and each of Accuride, IASA and GIR hereby agrees to cause each of its respective subsidiaries and other controlled Affiliates to do likewise; but nothing in this Section 5.6 shall modify or have any effect whatsoever upon the obligations of the parties specified in Article X of this Agreement; and provided further that, notwithstanding the foregoing, this Section 5.6 shall not be construed to limit the business activities of Distribuidora Automotriz Ramirez, S.A. de C.V., a Mexican corporation ("DIARSA") and subsidiary of Trailers de Monterrey, S.A. de C.V., a Mexican corporation and subsidiary of GIR, to the extent that DIARSA's activities consist of operating retail outlets in Mexico at which Wheels are offered for sale and sold, so long as such offers and sales are made only to end-users and small retailers known in the trade as "sub-distributors," and not to vehicle manufacturers or Wheel distributors.

     SECTION 5.7 Exclusive Option to Purchase Majority Interest in Ruedas AISA. IASA and GIR hereby grant to the Company and its nominee the exclusive option ("Option") to purchase and acquire upon demand, at any time before December 31, 2005, Fifty Thousand (50,000) shares (which is and shall remain one hundred percent (100%)) of the issued and outstanding shares of the capital stock of Ruedas AISA, duly subscribed and paid up, free and clear of any and all Security Interests, for the sum of Six Thousand Two Hundred Dollars (U.S. $6,200) to be paid by the Company and its nominee to IASA upon the exercise of the Option; and upon any such exercise of the Option, the parties shall execute a Stock Purchase Agreement in substantially the same form as that set out in Exhibit R with respect to the Company's purchase of shares in Servicios AISA, to evidence the terms and conditions of the purchase of the Ruedas AISA shares.

     SECTION 5.8 Agreement to Grant License of Company-Developed Technology. Upon demand by any Shareholder at any time during the Term of this Agreement, the Company shall grant to such Shareholder a non-exclusive, paid-up, royalty-free license to use any and all patents, inventions and other technology, if any, developed by and proprietary to the Company; provided, however, that the Company shall not be authorized to grant any such license to any Person or Persons other than the Shareholders, and no Shareholder may grant any sublicense thereof to any other Person without the prior written consent of the other Shareholder.

     SECTION 5.9 Purchase of Wheelmaking Equipment by the Company from Accuride. As contemplated under the Initial Business Plan, the Company shall purchase from Accuride certain wheelmaking equipment ("Wheelmaking Equipment"), which is more particularly described in Exhibit Z attached hereto; and to evidence such purchase of the Wheelmaking Equipment, Accuride and the Company shall execute an instrument transferring title to the Company upon the following terms and conditions: (a) the purchase price shall be Two Million Dollars (U.S. $2,000,000); and (b) the purchase price shall be paid in full not later than one hundred twenty (120) Days following installation of the Wheelmaking Equipment by the Company as contemplated under the Initial Business Plan. Upon completion of the purchase, the Wheelmaking Equipment shall be included in the list of items delivered in bailment by the Company to IASA, as provided under Section 4.4, under the Company/IASA Equipment Bailment Agreement.

     SECTION 5.10 Agreements Between the Company and a Shareholder. The Company may enter into and make any agreement with either or both of the Shareholders for any purpose; provided that any and all such agreements shall be effected on an arm's-length basis only, with terms no less than favorable to the Company than those that could be obtained through negotiations with unrelated third parties, and all such agreements that are not contemplated in the Annual Business Plan corresponding to the timing of such agreement shall require the written approval of both Shareholders.

     SECTION 5.11 Covenant to Maintain Ruedas AISA Free of Indebtedness; Sole Exception. During the Term of this Agreement, IASA and GIR covenant and agrees to keep and maintain Ruedas AISA free and clear of any indebtedness of any kind to any Person, except such seniority and severance liabilities as may arise under the Mexican federal labor law in the ordinary course of Ruedas AISA's business.

     SECTION 5.12 Potential Future Reimbursement of Import Duties. In the event that the Company's PITEX program is not amended, and if, as a result, IASA incurs and actually pays, under applicable Mexican customs laws, import duties with respect to any of the assets transferred by IASA to the Company under
Section 4.1(a), then the Company shall reimburse such amount or amounts to IASA.


                                      ARTICLE VI

                                      Closing

     SECTION 6.1 Closing. The Closing of all transactions contemplated under this Agreement shall occur on November 5, 1997 the ("Closing Date"), at the offices of IASA,

Avenida Universidad, 1011 Norte, Planta Baja, San Nicolas de los Garza, Nuevo Leon, Mexico.

          (a) At the Closing, Accuride, IASA, GIR and the Company shall execute and deliver to each other, and to certain third parties (to the extent applicable), original counterparts of the following documents:

               (i)  this Agreement;

               (ii) the Asset Assignment, Purchase and Sale Agreement, and an invoice attaching a list of all assets transferred thereunder;

               (iii) Note 1 (to be issued and canceled at the Closing);

               (iv) Note 2 (to be issued and canceled at the Closing);

               (v) Minutes of the Extraordinary Shareholders' Meeting of the Company approving the issuance to Accuride of 38,250,000 shares of the Company's variable capital common stock, and approving the issuance to IASA of 36,750,000 shares of the Company's variable capital common stock;

               (vi) Share certificate evidencing the issuance to Accuride of 38,250,000 shares of the Company's variable capital common stock;

               (vii) Share certificate evidencing the issuance to IASA of 36,750,000 shares of the Company's variable capital common stock;

               (viii) Note 3;

               (ix) the Company/IASA Equipment Bailment Agreement;

               (x)  the Wheel Requirements Agreement;

               (xi) the Stock Purchase Agreement whereby the Company will purchase 49,999 shares of the capital stock of Servicios AISA from IASA; the Stock Purchase Agreement whereby the Company will purchase 1 share of the capital stock of Servicios AISA from GIR; the share certificates evidencing a total of 50,000 shares of the capital stock of Servicios AISA, duly endorsed by IASA and GIR for transfer to the Company and the Company's nominee, respectively; and all books and records of Servicios AISA;

               (xii) the San Nicolas Office Leases;

               (xiii) the Mexico, D.F. Office Lease;

               (xiv) the Exclusive United States/Canada Commercial Mediator Agreement;

               (xv) the Exclusive Mexico/Latin America Commercial Mediator Agreement;
               (xvi) the Accuride Tradename and Trademark License;

               (xvii) the IASA Tradename and Trademark License;

               (xviii) the Accuride/Company Technical Services Agreement; and

               (xix) the IASA/Company Technical Services Agreement.

          (b) At the Closing, the Company shall execute and deliver to Citibank Mexico, S.A. (the "Bank") the Loan Documents and the Company Bank Instructions, irrevocably instructing the Bank to draw upon the Loan in the name of the Company and to make the transfers described in Section 4.1(b)(xx);

          (c) At the Closing, IASA shall execute and deliver to the Bank the IASA Bank Instructions, irrevocably instructing the Bank to draw upon funds from the Bank account of IASA and to make the transfers described in Section 4.1(b)(yy);

          (d) At the Closing, IASA shall execute and deliver to The Laredo National Bank instructions irrevocably instructing it to draw upon funds from the account of IASA therewith and to make the transfers described in Section 4.1(b)(zz);

          (e) At the Closing, IASA shall obtain and deliver to the Company any and all documents ("Security Interest Releases") necessary or appropriate, in the sole judgment of the Company: (I) to remove, release, terminate and render of no further force and effect, any and all Security Interests then encumbering title to any of the assets that are to be transferred to the Company under the Asset Assignment, Purchase and Sale Agreement, subject only to recording such Security Interest Releases in the appropriate Public Registries of Property; and
(ii) to invoice and otherwise transfer to the Company, free and clear of any and all Security Interests, title to any and all of the assets subject to the Asset Assignment, Purchase and Sale Agreement as to which IASA did not actually hold title prior to the Closing (such as, for example, equipment or machinery titled in the name of an equipment lease company), as well as all appropriate invoices to IASA from the previous titleholders thereof; and

          (f) At the Closing, Accuride shall wire transfer the sum of Four Million Eight Hundred Ninety-Nine Thousand Nine Hundred Seventy-Eight Dollars ($4,899,978) to IASA's account at The Laredo National Bank, Laredo, Texas, account number 06-2869-0, ABA 114900313, which shall pay in full and discharge Accuride's obligation with respect to the purchase of Note 2 from IASA, as provided in Section 4.1(f).



                                     ARTICLE VII

                               Management; Surveillance

     SECTION 7.1 Composition and Functions of The Board of Directors. The Board of Directors of the Company ("Board") shall be constituted and shall function as follows, and otherwise as provided in Chapter Fourth of the Bylaws:

          (a) The Board shall have five (5) members, three (3) of whom shall be elected by Accuride, and the other two (2) of whom shall be elected by IASA. Alternate Directors shall be elected in the same manner.

          (b) Accuride shall designate one of the Directors it elects to serve as Chairman of the Board.

          (c) IASA shall designate the Secretary of the Board, who may or may not be a member of the Board; provided that no individual shall be eligible to serve as Secretary of the Board unless he or she is a continuing full-time employee of IASA or of GIR.

          (d)  The Board shall hold regularly scheduled Board meetings every two
(2) months, and otherwise as may be required in accordance with Article Fifteenth of the Bylaws.

          (e) The Shareholder that appoints a Director shall pay all costs associated with that Director's serving on the Board. The Company shall not compensate Directors for their service as Directors.

          (f)  The initial Board shall consist of the following individuals:
William P. Greubel, Jr. (Chairman), Robert J. Fagerlin and H. Larry Taylor, appointed by Accuride; and Gregorio Ramirez Jauregui and Juan Antonio Trevino, appointed by IASA. The initial Secretary of the Board shall be Lic. Jose Andres Garza Tamez (who shall serve as Secretary only, but shall not be a member of the Board), appointed by IASA, and the initial Assistant Secretary shall be H. Larry Taylor.

     SECTION 7.2 Board Meetings - Location, Quorum Requirements. Board meetings may be held anywhere, both within the Republic of Mexico and abroad, as determined by the Board in accordance with the Bylaws. The presence of at least three (3) Directors or their respective Alternates shall be required in order for the Board to act at any Board meeting.

     SECTION 7.3 Actions by the Board. All actions of the Board shall be taken only upon the affirmative vote of at least three (3) Directors or their respective Alternates; provided, however, that in order to be duly adopted, each of the following actions shall require the affirmative vote of at least four (4) Directors or their respective Alternates:

          (a)  approval of the Annual Business Plan;

          (b) contracting indebtedness in an amount that would cause the Company's total indebtedness to exceed, by at least twenty-five percent (25%) at any time during the Fiscal Year, the debt limit set out in the corresponding Annual Business Plan;

          (c) any sale of equipment that would cause the aggregate annual amount of such sales to exceed seven percent (7%) of the inflation-adjusted book value of the Company's total assets at the time of sale;

          (d) approval of any material deviation from the Company's operating plan or capital expenditure plan;

          (e) approval of any settlement of any lawsuit or administrative proceeding to which the Company is a party and to which any agency, department, ministry or instrumentality of the United Mexican States or of the State of Nuevo Leon or of any Municipality located in the State of Nuevo Leon also is a party, or with respect to which the Company proposes to pay any amount in excess of One Million Dollars (U.S. $1,000,000) for the purpose of settlement; and

          (f) approval of any agreement between the Company and any Shareholder that is not contemplated in the Annual Business Plan.

Every resolution of the Board shall indicate the manner in which the actions taken by it shall be implemented.

          SECTION 7.4  Officers.

          (a) Accuride shall have exclusive authority to appoint and to remove the Company's Director General, at Accuride's sole discretion. The Director General may be and remain an employee of Accuride. The initial Director General of the Company shall be Robert J. Fagerlin, who shall be authorized to act on behalf of the Company as set out in the corresponding Power of Attorney attached hereto under Exhibit B. Each and every individual who may be appointed in the future by Accuride as Director General of the Company shall be granted a power of attorney at least as broad as that granted to the initial Director General. Accuride shall have the right, at its expense, to pay compensation to the Director General in excess of any budgeted or suggested Director General compensation set out in the Initial Business Plan or in any future Annual Business Plan.

          (b) Accuride shall have exclusive authority to appoint and to remove the Company's Director of Finance, at Accuride's sole discretion. The Director of Finance may be and remain an employee of Accuride. The initial Director of Finance shall be designated by Accuride in a Notice to be delivered to the Company and IASA for such purpose as soon as reasonably practicable following the Closing. The initial Director of Finance shall be authorized to act on behalf of the Company as set out in the Power of Attorney granted to the Director General and attached hereto under Exhibit B. Each and every individual who may be appointed in the future by Accuride as Director of Finance shall be granted a power of attorney at least as broad as that granted to the initial Director of Finance. Accuride shall have the right, at its expense, to pay compensation to the Director of Finance in excess of any budgeted or suggested Director of Finance compensation set out in the Initial Business Plan or in any future Annual Business Plan.

          (c) The Board shall have authority to create, to appoint individuals to, and to remove individuals from, any other office of the Company.

     SECTION 7.5  General Shareholders' Meetings.

          (a) The general meetings of Shareholders constitute the supreme authority of the Company and, therefore, have unlimited powers to resolve and ratify the acts and operations of the Company. Resolutions of general Shareholders' meetings shall be carried out by the Chairman of the Board, unless such power specifically is delegated by the Shareholders to another individual.

          (b) General Shareholders' meetings may be Ordinary Shareholders' Meetings or Extraordinary Shareholders' Meetings. All Shareholders' meetings must be held at the Company's domicile.

          (c) Written resolutions adopted by unanimous decision of the Shareholders, if confirmed in a dated document signed by each Shareholder or a duly authorized representative thereof, shall be valid and have the same legal effect as if such resolutions had been adopted at a duly convened Shareholders' meeting. Such resolutions shall be signed by the Secretary or by the Assistant Secretary of the Company and be transcribed in the minute book of the proceedings of the Shareholder's meetings. The Secretary or the Assistant Secretary shall deliver a certified copy of all such resolutions to the Examiners of the Company. Enclosures relating thereto, if any, shall be attached to the corresponding file.

          (d) Ordinary Shareholders' Meetings shall be held at least once every year, within the first four (4) months of the Fiscal Year, and shall resolve on the following matters: (I) to discuss, approve or modify the report of the Board referred to in Article 172 of the General Law of Business Organizations, based upon the report of the Examiners; (ii) to appoint the Directors and their Alternates, and the Examiners and their Alternates, as provided in the Bylaws;
(iii) to determine the remuneration, if any, that will be paid to the Directors and to the Examiners; and (iv) to determine any matter not reserved to Extraordinary Shareholders' Meetings.

          (e) Extraordinary Shareholders' Meetings may be called and held at any time, in accordance with the Bylaws, to consider any of the matters listed in Article 182 of the General Law of Business Organizations. Any of the matters listed in Section 7.3(a) through (f) shall be considered by an Extraordinary Shareholders' Meeting if submitted thereto.

          (f) General Shareholders' Meetings, both Ordinary Shareholders' Meetings and Extraordinary Shareholders' Meetings, may be held only upon a call by the Board or by the Examiners, in accordance with Articles 166 and 184, or as provided in Article 185, of the General Law of Business Organizations.

          (g) The call Notice for a general Shareholders' meeting must indicate the date, time and place for the meeting, state the specific purpose or purposes for which the meeting is called, provide an agenda for the meeting, and state whether it is a first, second or later call; and the call Notice must be signed by the person issuing it. Call Notices must be published in a newspaper of large circulation in the domicile of the Company at least fifteen (15) Days in advance of the proposed date of the meeting if it is a first call; and if it is a second call, the Notice must be published within the fifteen (15) Day period following the proposed date set for the meeting indicated in the first call and at least five (5) Days in advance of the new proposed date for the meeting. Call Notices for general Shareholders' meetings shall be delivered to the Shareholders at their corresponding addresses recorded in the Company's Stock Registry Book. Each call Notice shall be delivered by hand, by telefax with acknowledgment of receipt or by courier service, at least fifteen (15) Days prior to the date of the meeting if on first call, or at least five (5) Days prior to the date of the meeting if on second call.
Notices shall be effective upon actual receipt at the domicile of the addressee as shown in the Stock Registry Book.

          (h) Notwithstanding Section 7.5(f), if all shares of the capital stock are represented at a Shareholders' meeting, said meeting shall be deemed validly held without any prior call.

          (i) In order for an Ordinary Shareholders' Meeting to be legally convened upon first call, at least sixty percent (60%) of the issued and outstanding shares of the capital stock, duly subscribed and paid up, must be represented thereat. In the event an Ordinary Shareholders' Meeting cannot be held on the date fixed for such purpose, a second call shall be made stating the circumstances thereof. In order for an Ordinary Shareholders' Meeting to be legally convened upon second or subsequent calls, at least fifty percent (50%) of the issued and outstanding shares of the capital stock, duly subscribed and paid up, must be represented thereat. Resolutions shall be validly adopted at Ordinary Shareholders' Meetings only upon the affirmative vote of Shareholders representing a majority of the issued and outstanding shares of the capital stock.

          (j) In order for an Extraordinary Shareholders' Meeting to be legally convened upon first call, at least seventy-five percent (75%) of the issued and outstanding shares of the capital stock, duly subscribed and paid up, must be represented thereat. In the event an Extraordinary Shareholders' Meeting cannot be held on the date fixed for such purpose, a second call shall be made stating the circumstances thereof. In order for an Extraordinary Shareholders' Meeting to be legally convened upon second or subsequent calls, at least fifty percent (50%) of the issued and outstanding shares of the capital stock, duly subscribed and paid up, must be represented thereat. Resolutions shall be validly adopted at Extraordinary Shareholders' Meetings only upon the affirmative vote of Shareholders representing more than fifty percent (50%) of the issued and outstanding shares of the capital stock; except, however, that the affirmative vote of Shareholders representing at least sixty percent (60%) of the issued and outstanding shares of the capital stock, duly subscribed and paid up, shall be required to approve any amendment to or other modification of the Bylaws, to approve any capital increase as a result of future capital contributions of any Shareholder, and to approve any of the matters listed in Section 7.3(a) through (f) that may be submitted for consideration by an Extraordinary Shareholders' Meeting.

          (k) If at a duly convened Shareholders' meeting it is not possible to resolve on all matters listed in the agenda, due to lack of time, the meeting may be adjourned and be continued on the next business day, without the need of a new call.

          (l) At all Shareholders' meetings, each Shareholder shall be entitled to one (1) vote for each share of the capital stock held thereby.

          (m) In order for Shareholders to be admitted to Shareholders' meetings, their names must be recorded in the Stock Registry book as the owners of the shares represented.

          (n) Any Shareholder may be represented at a Shareholders' meeting by an attorney-in-fact pursuant to a special power of attorney, for which a plain letter proxy shall suffice.

          (o) In order for resolutions to be validly adopted at any Shareholders' meeting, they must concern and be within the scope of the matters listed in the agenda of said meeting.

          (p) The Chairman shall designate one or more of the Shareholders or their representatives to act as Tellers, in order for the same to determine whether the required quorum is present to hold the Shareholders' meeting in question.

          (q) The Secretary or the Assistant Secretary shall attend all Shareholders' meetings and record minutes of the proceedings of said meetings in a minute book or books to be kept for such purpose. Minutes shall be prepared for all Shareholders' meetings, including those not held due to a lack of quorum. The minutes of each Shareholders' meeting shall be reviewed and signed by the individuals acting as the Chairman and as the Secretary of the meeting, by the attending Examiners, and by any duly authorized representative of a Shareholder who wishes to do so. The documents that evidence that the calls were made under the terms set forth in the Bylaws, as well as the attendance list and any other document presented to the meeting, shall be attached to the minutes. The Secretary and the Assistant Secretary shall have custody of the minute book of Shareholders' meetings, the Stock Registry Book, and related books and records. Upon request by any Shareholder, the Secretary or the Assistant Secretary shall issue copies of the recordings and entries contained in such books and permit any Shareholder to review them.

     SECTION 7.6 Surveillance of the Company. The surveillance of the Company's affairs shall be entrusted to two (2) Examiners, and in their absence to Alternate Examiners, who shall be appointed and have the powers and duties as specified in Chapter Sixth of the Bylaws. The reasonable and customary fees and other expenses of the Examiners shall be borne by the Company.


                                     ARTICLE VIII

                                    Labor Matters

     SECTION 8.1 Labor Plan. Attached hereto as Exhibit AA is the Company's Labor Plan, which: (a) identifies the name and title of all personnel who currently are employed by Servicios AISA; (b) sets out, alongside the name of each employee of Servicios AISA the maximum amounts (in United States dollars) of the contingent severance and seniority liabilities that the parties agree that the Company is assuming under Section 4.1(b)(vi) with respect to that individual; and (c) defines the expected future numbers and positions of individuals, and fixes the maximum number of individual who are expected to be employed by Servicios AISA or any other Mexican services company that in the future may be owned or controlled by the Company, based upon the Company's projection of demand for its products and of the schedule for completion of the Company Facility referred to in Article IX. Subject to the limitation on employment levels that are reflected in the Labor Plan, the parties currently contemplate that Servicios AISA and possibly other services companies that may be owned or controlled in the future by the Company will employ over time the individuals who are employed in the business of the Wheel Division as of the Effective Date of this Agreement.

     SECTION 8.2 Costs Associated with the Transfer or Dislocation of Wheel Division Personnel. Notwithstanding Sections 4.1(b)(vi) and 8.1, IASA and GIR, jointly and severally, shall effect, and pay all costs attributable to or incurred or to be incurred in connection with, the transfer or other dislocation of Wheel Division personnel, whether as a direct or indirect result of the formation of the Joint Venture or of the establishment of the Company, or of the transfer of employees from IASA to Servicios AISA or to Ruedas AISA or to any other services company, including any and all severance, seniority, pension (if any) and other similar or related benefits or payments that may be required in accordance with any applicable labor or employment or other contracts or agreements or pursuant to applicable Mexican laws, statutes, codes, rules and regulations; provided that, consistent with Sections 4.1(b)(vi) and 8.1, the Company shall be contingently responsible for the amount of severance and seniority liabilities listed in Exhibit AA and corresponding to particular employees of Servicios AISA; and in no event shall the aggregate of such contingent liabilities assumed by the Company exceed the Maximum Contingent Labor Liability Assumed.

                                      ARTICLE IX

                             Future Production Facilities

     SECTION 9.1 Future Production Facilities. As contemplated in the Initial Annual Business Plan, the Company plans to construct a new manufacturing facility ("Company Facility") in the State of Nuevo Leon, to serve as its principal source of Wheel production. The Shareholders contemplate that such Company Facility should be ready for operation not later than April 1999.


                                      ARTICLE X

                       Protection of Confidential Information;
                                  Damages for Breach

     SECTION 10.1 Protection of Confidential and Proprietary Information of the Company. The parties acknowledge and agree that the prospects for the present and future success of the Joint Venture depend upon the protection by the Company, Accuride, IASA and GIR of the confidential and proprietary business information, trade secrets, technology and know-how ("Confidential Information") of the Company, irrespective of the manner in which the Company may obtain it (e.g., whether developed independently by the Company, obtained from the Shareholders, or otherwise); and each of the parties acknowledges and agrees that irreparable harm to the Company will result if any Confidential Information of the Company is disclosed to any Person that is neither a party to this Agreement nor a duly authorized representative or agent of any Person that is a party hereto, or if any of the parties uses Confidential Information anywhere within the Republic of Mexico for any purpose or in any context other than in connection with and for the purpose of advancing the legitimate interests of the Company.

     SECTION 10.2 Certain Covenants Regarding the Treatment of Confidential Information Generally. For the reasons stated in Section 10.1, each the parties hereby covenants and agrees that it and each and every one of its officers, directors, partners, members, shareholders, consultants, advisors, lawyers, accountants, employees, agents and other representatives ("Representatives"), during the period commencing as of the Effective Date and ending three (3) years following any termination of this Agreement, shall:

          (a) not disclose any Confidential Information of the Company or of any other party to this Agreement to any Person who is not a party to this Agreement or a duly authorized Representative of any party hereto; and

          (b) maintain and protect, and cause each and every Representative and other Person under its control to maintain and protect, the confidentiality, secrecy, integrity and quality of the Confidential Information at issue.

Each party hereto shall be liable for any failure of strict compliance with this
Section 10.2, whether by the party itself or by any of its Representatives; notwithstanding the foregoing, however, no party shall be held liable for any unauthorized disclosure of or failure to protect Confidential Information under this Section 10.2 in cases where: (I) at the time of disclosure, such Confidential Information was available to the general public in a manner not involving any breach of this Agreement or of any other Agreement between the parties, thus rendering such information no longer truly confidential; or (ii) the information was made available to the disclosing party by a Person not bound by any covenant of confidentiality with any of the parties hereto with respect thereto; or (iii) disclosure was compelled by applicable law or the order of any court of competent jurisdiction.

     SECTION 10.3 Certain Activities Deemed Unauthorized Use of Confidential Information to the Detriment of the Company. Each of Accuride, IASA and GIR covenants and agrees that, during the period beginning on the Effective Date and ending three (3) years after any termination of this Agreement, if it or any of its respective Affiliates (except DIARSA, to the extent that DIARSA operates as required under Section 5.6) engages, directly or indirectly (other than through the Company), anywhere within the territory of the United Mexican States, in any activity or operation involving or relating in any manner whatsoever to designing, manufacturing, testing, marketing, dealing in, importing, exporting, selling or distributing Wheels, then such activity or operation shall be deemed automatically to constitute: (a) an unauthorized use of Confidential Information of the Company, and therefore a breach of this Agreement; and (b) an injury to the Company, with no requirement of proof of actual damages, which injury may be compensated only upon assessment and payment of the damages described in Section 10.4.

     SECTION 10.4 Damages for Breach of Covenant to Refrain from Activities Constituting Unauthorized Use of Confidential Information to the Detriment of the Company. Any breach of the covenant in Section 10.3 to refrain from making any unauthorized use of the Confidential Information of the Company shall empower the

Company or the non-breaching Shareholder or Shareholders to claim and obtain damages from the breaching party as follows:

          (a) the Company shall have the right to recover damages from the breaching party in either of the following amounts, as appropriate: (I) if both Accuride and IASA were Shareholders of the Company at the time of the breach, Five Million Dollars (U.S. $5,000,000); or (ii) if only one of Accuride and IASA was a Shareholder of the Company at the time of the breach, Two Million Five Hundred Thousand Dollars (U.S. $2,500,000); or

          (b) at the sole discretion of at least one Shareholder that has not breached Section 10.3, and in lieu of the remedy stated in Section 10.4(a), each non-breaching Shareholder shall have the right to recover directly from the breaching party the amounts that correspond to the Percentage Interest of such Shareholder multiplied by the appropriate amount in either Section 10.4(a)(i) or
(ii).



                                      ARTICLE XI

                            Indemnification and Insurance

     SECTION 11.1 General Indemnification of Accuride and the Company by IASA and GIR. In addition to the other indemnifications under this Article XI, IASA and GIR, jointly and severally, shall indemnify, defend and save and hold harmless Accuride, the Company, and their respective officers, directors, employees and other agents, jointly and severally, from and against any and all losses, liabilities, adverse claims, causes of action, damages, demands, contingencies, settlements, fines, assessments, penalties, charges, costs, obligations and expenses of every kind and description whatsoever (including, without limitation, attorneys' fees and litigation, arbitration and other dispute resolution costs), whether known or unknown, foreseen or unforeseen, or foreseeable or unforeseeable ("Loss"), arising directly or indirectly from, as a result of or otherwise in connection with the past operations of IASA or the Wheel Division, the present operations of IASA, the transfer of the business and assets of the Wheel Division to the Company and the Company's use and employment thereof in its business, the transfer of any Wheel Division employees to Servicios AISA and the purchase by the Company and its nominee of Servicios AISA, the transfer of any Wheel Division employees to Ruedas AISA and any purchase by the Company of any interest therein, or directly or indirectly from, as a result of or otherwise in connection with any use by the Company of land or buildings owned or controlled or previously owned or controlled by IASA or GIR or any subsidiary or other

Affiliate thereof, and, without limiting the generality of the foregoing, irrespective of whether any such Loss arises in the form of damages for breach of this Agreement or of any of the Exhibits, damages or Security Interests for unsatisfied contractual obligations to third parties, unpaid taxes, obligations arising under the Mexican federal labor or other laws or in accordance with any applicable labor, employment or other contracts or agreements, or otherwise. The indemnity obligations under this Section 11.1 shall be construed and applied in the broadest manner permitted under applicable law and shall survive any termination of this Agreement for so long as it remains possible that any Person indemnified under this Section
11.1 may incur any Loss or Losses of the kind described or referred to herein.

     SECTION 11.2 Products Liability and Warranty Indemnification of Accuride and the Company by IASA and GIR. In addition to the other indemnifications under this Article XI, IASA and GIR, jointly and severally, shall indemnify, defend and save and hold harmless Accuride, the Company and their respective officers, directors, employees and other agents, jointly and severally, from and against any and all Losses arising directly or indirectly from, as a result of or otherwise in connection with any products liability claim, warranty claim, or both, relating in any way to Wheels manufactured by IASA, except Wheels manufactured and delivered to the Company under the Wheel Requirement Agreement. The indemnity obligations under this Section 11.2 shall be construed and applied in the broadest manner permitted under applicable law and shall survive any termination of this Agreement for so long as it remains possible that any Person indemnified under this Section 11.2 may incur any Loss or Losses of the kind described or referred to herein.

     SECTION 11.3 Environmental Indemnification of Accuride and the Company by IASA and GIR. In addition to the other indemnifications under this Article XI, IASA and GIR, jointly and severally, shall indemnify, defend and save and hold harmless Accuride, the Company and their respective officers, directors, employees and other agents, jointly and severally, from and against any and all Losses relating to or arising in any manner out of any matter involving contamination or pollution of any land, site, surface water, ground water, air or soil, or of equipment or machinery, or of buildings and other structures of any kind, located at the IASA Plant or in the vicinity thereof.

     SECTION 11.4 Products Liability and Warranty Indemnification of IASA and GIR by Accuride. Accuride shall indemnify, defend and save and hold harmless IASA, GIR and their respective officers, directors, employees and other agents, jointly and severally, from and against any and all Losses arising directly or indirectly from, as a result of or otherwise in connection with any products liability claim, warranty claim, or both, relating in any way to Wheels manufactured by Accuride. The indemnity obligations under this Section

11.4 shall be construed and applied in the broadest manner permitted under applicable law and shall survive any termination of this Agreement for so long as it remains possible that any Person indemnified under this Section
11.4 may incur any Loss or Losses of the kind described or referred to herein.

     SECTION 11.5 Products Liability and Warranty Indemnification of Accuride and IASA by the Company. The Company shall indemnify, defend and save and hold harmless Accuride and IASA, and their respective officers, directors, employees and other agents, jointly and severally, from and against any and all Losses arising directly or indirectly from, as a result of or otherwise in connection with any products liability claim, warranty claim, or both, relating in any way to Wheels manufactured by the Company. The indemnity obligations under this
Section 11.5 shall be construed and applied in the broadest manner permitted under applicable law and shall survive any termination of this Agreement for so long as it remains possible that any Person indemnified under this Section 11.5 may incur any Loss or Losses of the kind described or referred to herein.

     SECTION 11.6 Claims for Indemnification. Any party seeking indemnification under this Article XI (an "Indemnified Party") promptly shall give Notice to the party from which such indemnification is sought (the "Indemnifying Party") of any claim, action, proceeding or suit that may give rise to liability for indemnification; but the failure of an Indemnified Party to so notify an Indemnifying Party shall not relieve the Indemnifying Party of any of its obligations under this Article XI, except to the extent that the Indemnifying Party is actually and materially prejudiced by the failure to receive timely Notice. Without limiting the generality of the other provisions of this Article XI, the Indemnifying Party shall assume and be responsible for all expenses with respect to the defense, settlement, adjustment or compromise of any claim, action, proceeding or suit as to which this Article XI requires indemnification; and the Indemnifying Party shall acknowledge in writing to the Indemnified Party its obligation to indemnify and hold harmless the Indemnified Party from and against any Losses arising from any such claim, action proceeding or suit. Any Indemnified Party may, if it so desires, employ counsel at its own expense to assist in the handling of such matters. Neither an Indemnifying Party nor an Indemnified Party shall enter into any settlement, adjustment or compromise of any such claim, action, proceeding or suit, or cease to defend against the same, without the prior written consent of the other party, which shall not be unreasonably withheld.

     SECTION 11.7 Insurance. The Company shall insure its business and assets in a manner consistent with prudent risk management practices. From time to time, the Company may seek advice and expertise from the Shareholders concerning its insurance and other risk management policies, practices and procedures.

                                     ARTICLE XII

                            Representations and Warranties

     SECTION 12.1 Representations and Warranties of Accuride. Accuride hereby represents and warrants to IASA, GIR and the Company that, as of the Effective Date, each and every one of the statements contained in this Section 12.1 is true, correct and complete and does not omit any information necessary or appropriate to make such statement not misleading or deceptive:

          (a) Organization. Accuride is duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

          (b) Authorization of Transaction. Accuride has all requisite corporate power and authority and has taken all corporate actions necessary to authorize, execute and deliver this Agreement and the Exhibits and any other agreements and documents contemplated herein and therein, to consummate the transactions contemplated herein and therein, and to perform its obligations hereunder and thereunder;

          (c) Binding, Enforceable Agreement and Exhibits. This Agreement and the Exhibits constitute valid and legally binding obligations of Accuride, and are fully enforceable in accordance with their terms and conditions, respectively;

          (d) Noncontravention. Neither the execution and delivery of this Agreement and the Exhibits, nor the consummation of the transactions contemplated hereby, will: (I) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Accuride is subject, or any provision of the Certificate of Incorporation or Bylaws of Accuride; or (ii) conflict with, result in a breach of, constitute a default under, result in acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any Notice under, any agreement, contract, lease, license instrument or other arrangement to which Accuride is a party or by which it is bound or to which any of its assets is subject, or result in the imposition of any Security Interest upon any of its assets.

     SECTION 12.2 Representations and Warranties of IASA and GIR. Each of IASA and GIR, jointly and severally, hereby represents and warrants to Accuride and the Company, jointly and severally, that, as of the Effective Date, each and every one of the statements contained in this Section 12.2 is true, correct and complete and does not omit any information necessary or appropriate to make such statement not misleading or deceptive:

          (a) Organization. Each of IASA, GIR, Servicios AISA and Ruedas AISA is a corporation duly organized, validly existing and in good standing under the laws of the United Mexican States;

          (b) Authorization of Transaction. Each of IASA, GIR, Servicios AISA and Ruedas AISA has all requisite corporate power and authority and has taken all corporate actions necessary or appropriate to authorize, execute and deliver this Agreement and the Exhibits and any other agreements and documents contemplated herein and therein, to consummate the transactions contemplated herein and therein, and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Boards of Directors, the shareholders, and the bondholders and other creditors, of each of IASA and GIR, duly have authorized the execution, delivery and performance of this Agreement and all Exhibits and other attachments hereto and the individuals executing this Agreement and the Exhibits on behalf of IASA and GIR, respectively, have been duly authorized to do so, all as required and otherwise in accordance with applicable Mexican laws and the bylaws and other governing documents of IASA and GIR, respectively; and to further evidence certain of such authorizations, IASA and GIR hereby attach the following documents to this Agreement as Exhibit BB, and each of IASA and GIR further represents and warrants, jointly and severally, that none of the following documents has been amended or revoked, but each remains in full force and effect as of the Effective Date: (I) the Minutes of the General Shareholders' Meeting of IASA, dated as of March 19, 1997, approving the execution and delivery by IASA of this Agreement and the Exhibits; (ii) the Minutes of the Meeting of the Bondholders of IASA, dated as of October 31, 1997, approving the execution and delivery of this Agreement and the Exhibits and the release of any and all Security Interests affecting the assets of IASA that are to be transferred to the Company as provided in Section 4.1(a) of this Agreement; (iii) the Power of Attorney granted to Ing. Gregorio Ramirez Jaurequi by IASA as of December 3, 1996; and (iv) the Power of Attorney granted to Gregorio Ramirez Gonzalez by GIR as of October 26, 1981.

          (c) Binding, Enforceable Agreement and Exhibits. This Agreement and the Exhibits constitute valid and legally binding obligation of each of IASA and GIR, and are fully enforceable in accordance with their terms and conditions, respectively.

          (d) Noncontravention. Neither the execution and delivery of this Agreement and the Exhibits, nor the consummation of the transactions contemplated hereby, will: (I) violate any constitution, statute, regulation, rule, injunction, judgment, norm, standard, order, decree, ruling, charge, order, opinion or other restriction of any government, governmental agency or court to which any of IASA or GIR is subject, or any provision of the bylaws of any of IASA or GIR; or (ii) conflict with, result in a breach of, constitute a default under, result in acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any Notice under, any agreement, contract, lease, license instrument or other arrangement to which either or both of IASA and GIR are parties or by which either or both are bound or to which any of the assets of either or both are subject, or result in the imposition of any Security Interest upon any of the assets of either or both.

          (e) Brokers' Fees. Neither IASA nor GIR has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Accuride, the Company, Servicios AISA or Ruedas AISA could become liable or obligated.

          (f) Title to Assets; No Security Interests or Restrictions on Transfer. IASA has and holds good and marketable title to all of the business and all of the assets that it is to convey and transfer to the Company by means of the Asset Assignment, Purchase and Sale Agreement, in accordance with Section 4.1(a) of this Agreement, free and clear of any and all Security Interests, except those that will be removed by the Company's recording in the appropriate Public Registries of Property the Security Interest Releases that IASA shall deliver to the Company at the Closing; and each of IASA and GIR further represents and warrants, jointly and severally, to Accuride and the Company, that none of the assets to be transferred to the Company as provided in Section 4.1(a) of this Agreement is subject to any right of first refusal or any other restriction on transfer of any kind whatsoever.

          (g) Servicios AISA; Ruedas AISA . Each of Servicios AISA and Ruedas AISA has issued 50,000 shares of capital stock, 49,999 shares of each of which are owned by IASA, free and clear of any and all Security Interests, and 1 share of each of which is owned by GIR, free and clear of any and all Security Interests. Each of Servicios AISA and Ruedas AISA is a corporation duly organized, validly existing, and in good standing under the laws of the United Mexican States. Each of Servicios AISA and Ruedas AISA is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Servicios AISA and Ruedas AISA has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. IASA has delivered to Accuride correct and complete copies of the bylaws of Servicios AISA and of Ruedas AISA, current as of the Effective Date. All of the issued and outstanding shares of the capital stock of each of Servicios AISA and Ruedas AISA have been duly authorized and are validly issued, fully paid up, and nonassessable. The minute books, the stock certificate books, and the stock record books of each of Servicios AISA and Ruedas AISA are correct and complete. Neither of Servicios AISA or Ruedas AISA is in default under or in violation of any provision of its bylaws or of any agreement to which either of them or their assets are subject, and neither has any liabilities of any kind or description other than normal seniority and severance liabilities that are customary and that arise in the ordinary course of business under the Mexican federal labor law.


          (h) Financial Statements. Attached hereto as Exhibit CC are the following financial statements: (I) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1996, for IASA, which (including the notes thereto) present fairly the financial condition of IASA as of such date and the results of operations of IASA for such period, are correct and complete, and are consistent with the books and records of IASA.

          (i) Legal Compliance. Each of IASA, GIR, Servicios AISA and Ruedas AISA and their respective predecessors and Affiliates has complied with all applicable laws (including statutes, rules, regulations, codes, norms, standards, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of the United Mexican States, of the State of Nuevo Leon, and of the Municipality of San Nicolas de los Garza; and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or Notice has been filed or commenced against any of them alleging any failure so to comply.

          (j)  Tax Matters.

               (i) Each of IASA, GIR and Servicios AISA has filed all tax returns that it was required to file under the laws of the United Mexican States, of the State of Nuevo Leon and of the Municipality of San Nicolas de los Garza. All such tax returns were correct and complete in all respects. All taxes owed by any of IASA, GIR and Servicios AISA (whether or not shown on any tax return) have been paid. No claim has ever been made by any authority in a jurisdiction where any of IASA, GIR or Servicios AISA does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of IASA, GIR, Servicios AISA or Ruedas AISA that arose in connection with any failure or alleged failure to pay any tax.

               (ii) Each of IASA, GIR, Servicios AISA and Ruedas AISA has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or shareholder thereof, or to any other Person.

               (iii) No director or officer (or employee responsible for tax matters) of any of IASA, GIR, Servicios AISA or Ruedas AISA expects any authority to assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of any of IASA, GIR, Servicios AISA or Ruedas AISA either: (A) claimed or raised by any authority in writing; or
(B) as to which any of the IASA, GIR, Servicios AISA or Ruedas AISA directors and officers has knowledge based upon personal contact with any agent of such authority.

          (k) IASA Plant. IASA has good and marketable title to the IASA Plant, free and clear of any Security Interest, easement, covenant or other restriction except liens arising from bonds secured by certain property of IASA, including the IASA Plant, and except recorded easements, covenants and other restrictions that do not impair the current use, occupancy or value or the marketability of title of the IASA Plant. There are no pending or threatened condemnation proceedings, lawsuits or administrative actions relating to the IASA Plant or other matters affecting adversely the current use, occupancy, or value thereof. All facilities at the IASA Plant have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

          (l) Intellectual Property. IASA owns all intellectual and industrial property necessary or desirable for the operation of its business as presently conducted. Each item of intellectual property owned or used by IASA immediately prior to the Closing hereunder and relating in any manner to the Wheel business will be available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder.

          (m) Tangible Assets. IASA owns all buildings, machinery, equipment and other tangible assets necessary for the conduct of the Wheel Division business as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and is proposed to be used.

          (n) Inventory. The Inventory consists of inventories of Wheels, of raw materials and supplies, of purchased and manufactured parts, and of goods, goods-in-progress and finished goods, all of which are merchantable and fit for the purpose for which procured or manufactured, and none of which are slow-moving, obsolete, damaged or defective.

          (o) Litigation. IASA is not subject to any material outstanding injunction, judgment, order, decree, ruling or charge, and IASA is not a party or threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, municipal or foreign jurisdiction or before any arbitrator. No actions, suits, proceedings, hearings, and investigations in which IASA is involved will result in any adverse change in the business, financial condition, operations, results of operations or future prospects of the Wheel Division business and assets, or of the Company, or of Servicios AISA, or of Ruedas AISA.

          (p) Product Warranty. Each Wheel sold or delivered by IASA has been in conformity with all applicable contractual commitments and all express and implied warranties, and IASA has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against IASA giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased, or delivered by IASA is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale.

          (q) No Product Liability. IASA has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against IASA giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any Wheel or other product manufactured, sold, leased, or delivered by IASA or the Wheel Division.

          (r) Employees. No executive, key employee or group of employees has any plans to terminate employment with IASA, Servicios AISA or Ruedas AISA, to the best of IASA's and GIR's knowledge.

          (s) Environment, Health, and Safety. None of IASA, Servicios AISA or Ruedas AISA has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or Servicios AISA or Ruedas AISA for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any environmental, health or safety law.

          (t) GIR is the direct, majority shareholder of IASA, and IASA is a direct subsidiary of GIR.

          (u) Full Disclosure. The representations and warranties contained in this Section 12.2 do not contain any untrue statement of any fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 12.2 not misleading.


                                     ARTICLE XIII

                                 Conditions Precedent

     SECTION 13.1 Conditions Precedent to Obligations of Accuride. The obligation of Accuride to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Section 12.2 above shall be true and correct in all material respects at and as of the Closing Date;

          (b) each of IASA and GIR shall have performed and complied with all of the covenants made by them hereunder and in the Exhibits, in all material respects, through the completion of the Closing;

          (c) no Security Interest shall encumber the title to any of the business or assets that IASA is to transfer to the Company as provided in
Section 4.1(a), except such Security Interests as may be released merely by the Company's recording of Security Interest Releases in the Public Registries of Property for the appropriate Municipalities corresponding thereto;

          (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, municipal or other jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (I) prevent consummation of any of the transactions contemplated by this Agreement or the Exhibits; (ii) cause any of the transactions contemplated by this Agreement or the Exhibits to be rescinded following consummation; or (iii) affect adversely the right of the Company to own the Wheel Division business and assets, to operate the Wheel Division business and to control Servicios AISA and Ruedas AISA;

          (e) the Company shall have obtained the Loan, upon terms and conditions satisfactory to it, at its sole discretion, and otherwise in accordance with the Initial Business Plan;

          (f) all actions to be taken by IASA or GIR in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Accuride.

Each of Accuride and the Company, or both, may waive any condition precedent specified in this Section 13.1, but only by executing and delivering to IASA and GIR a writing clearly stating the scope of the waiver.

     SECTION 13.2 Conditions Precedent to Obligations of IASA and GIR. The obligations of IASA and GIR, respectively, to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions precedent:

          (a) the representations and warranties set forth in Section 12.1 above shall be true and correct in all material respects at and as of the Closing Date;

          (b) Accuride shall have performed and complied with all of the covenants made by it hereunder, and in the Exhibits, in all material respects, through completion of the Closing;

          (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would: (i) prevent consummation of any of the transactions contemplated by this Agreement or the Exhibits; or (ii) cause any of the transactions contemplated by this Agreement or the Exhibits to be rescinded following consummation;

          (d) the Company shall have obtained the Loan, upon terms and conditions satisfactory to it, at its sole discretion, and otherwise in accordance with the Initial Business Plan;

          (e) all actions to be taken by Accuride in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to IASA and GIR.

Each of IASA and GIR may waive any condition precedent specified in this Section 13.2, but only by executing and delivering to Accuride a writing clearly stating the scope of the waiver.

                                     ARTICLE XIV

                            Term, Termination & Phase-Out

     SECTION 14.1 Term. The Term of this Agreement shall commence on the Effective Date hereof and, unless otherwise terminated sooner, shall end upon any effective sale or other transfer by one Shareholder of all of its shares of capital stock of the Company, or following the dissolution and completion of liquidation of the Company in accordance with Chapter Eighth of the Bylaws, whichever is first; provided, however, that this Section 14.1 shall not terminate, limit or otherwise affect any provision of this Agreement that the parties clearly have indicated should survive for any period that is or may be longer than the Term of this Agreement.

     SECTION 14.2 Restriction on Encumbrance and Transfer of Shares. During the Term of this Agreement, no Shareholder may grant any Security Interest in or upon, or otherwise encumber or offer to encumber, any of its shares of capital stock of the Company, except upon the prior written authorization of both Shareholders. Except as otherwise provided in Sections 14.3 and 14.4 with respect to a share transfer resulting from an unresolved fundamental dispute between the Shareholders, from the Effective Date through December 31, 2000 no Shareholder may sell, gift, convey, assign, endorse, or otherwise transfer or offer to transfer, any of its shares of capital stock of the Company. Beginning January 1, 2001, any Shareholder may transfer its capital stock in the Company to a third party, but only upon the prior written authorization of the Board, which shall be granted if the requirements set forth in Article Tenth of the Bylaws have been met, or upon the written authorization of both Shareholders of the Company, or by means of a share transfer under Sections 14.3 and 14.4 caused by an unresolved fundamental dispute between the Shareholders. Any attempted grant of a Security Interest in or upon, or other encumbrance or offer of encumbrance in or upon, or any attempted sale, gift, conveyance, assignment, endorsement or other transfer or offer of transfer of, any of the shares of the capital stock of the Company, made in breach of any of the provisions of Chapter Third of the Bylaws, shall be null and void from the beginning.

     SECTION 14.3 Fundamental Disagreement Between Shareholders; Notice of Intent to Terminate.

          (a) Upon the occurrence of any dispute between the Shareholders (but not between any other parties hereto) with respect to any major aspect of the operation of the Company, the Shareholder that considers itself aggrieved may request that the matter be placed upon the agenda for consideration by the Board at the next regularly scheduled Board meeting; and whenever such a request is made, the Board shall place the matter upon the agenda as requested. If that Board meeting fails to produce a mutually acceptable resolution of the dispute, then a special Board meeting automatically shall be called and held not more than forty (40) Days and not less than thirty (30) Days after the prior Board meeting, the sole purpose of which shall be to resolve the issue in dispute.

          (b) Any fundamental dispute between the Shareholders that has not been resolved as provided in Section 14.3(a) shall be submitted to mandatory mediation upon the demand of either Shareholder, any such mediation to be conducted under the guidance of the American Arbitration Association in Dallas, Texas U.S.A., the Shareholder that demands the mediation to bear the full expense of the mediation services, but each Shareholder to bear all other costs of its own participation in the mediation.

          (c) In the event that any mediation under Section 14.3(b) fails to produce a mutually acceptable resolution to the fundamental disagreement within thirty (30) Days after the commencement of the mediation, then the aggrieved Shareholder may, at its discretion, deliver to the other Shareholder a Notice of Intent to Terminate, which must contain the following information and supporting documents:

               (i) the name of the Shareholder that is delivering the Notice of Intent to Terminate;

               (ii) the date of the Notice of Intent to Terminate;

               (iii) the name and address of the Shareholder and its officer to whom the Notice of Intent to Terminate is being delivered;

               (iv) a brief description of the fundamental dispute and the decisions, if any, of the Board directed at resolving the dispute, and why the Shareholder considers the results unsatisfactory;

               (v) a brief description of the results of the mediation, and why the Shareholder considers them unsatisfactory;

               (vi) a statement that the notifying Shareholder thereby is making a binding and enforceable offer to sell all (but not less than all) of its shares of the capital stock of the Company to the other Shareholder (which shall include a binding and enforceable offer to sell at least one (1) share, but not more than one percent (1%) of its shares, to any nominee of the other Shareholder) for a fixed price per share, payable in immediately available funds, in United States dollars, ten (10) Days after any acceptance of such offer;

               (vii) a statement that the notifying Shareholder or its nominee thereby also is making, simultaneously with the offer referred to in
Section 14.3(c)(vi), a binding and enforceable offer to purchase all (but not less than all) of the shares of the capital stock of the Company held by the other Shareholder, at the same fixed price per share as that referred to in
Section 14.3(c)(vi), also payable in immediately available funds, in United States dollars, ten (10) Days after acceptance of such offer;

               (viii) the Notice of Intent to Terminate shall contain the original signature of an officer of the notifying Shareholder who is duly authorized on behalf of the notifying Shareholder to make the offers referred to in Sections 14.3(c)(vi) and (vii); and

               (ix) the Notice of Intent to Terminate shall be accompanied by an irrevocable letter of credit confirmed by a reasonably acceptable commercial bank in the same country as the domicile of the Shareholder to which the Notice of Intent to Terminate is being transmitted, such letter of credit to guarantee full payment of the full purchase price for the shares to the Shareholder receiving the Notice of Intent to Terminate in the event that such Shareholder accepts the offer referred to in Section 14.3(c)(vii), the only condition to drawing upon such letter of credit to be the duly authorized endorsement and delivery of the corresponding share certificates representing the shares being sold.

     SECTION 14.4  Response to Notice of Intent to Terminate.  Within twenty
(20) Days after receiving any Notice of Intent to Terminate containing the information required in Section 14.3, the responding Shareholder shall deliver to the notifying Shareholder a Response Notice, which must contain the following information:

          (a)  the name of the Shareholder that is responding;

          (b)  the date of the Response Notice;

          (c) the name and address of the Shareholder and its officer to whom the Response Notice is being delivered;

          (d) a statement that the responding Shareholder either accepts the offer referred to in Section 14.3(c)(vi), or that it accepts the offer referred to in Section 14.3(c)(vii), and that a binding contract thereby has been formed for the purchase or sale of shares upon the terms and conditions indicated;

          (e) the Response Notice shall contain the original signature of an officer of the responding Shareholder who is duly authorized on behalf of the responding Shareholder to accept either of the offers referred to in Section 14.3(c)(vi) and (vii); and

          (f) if the Response Notice indicates that the responding Shareholder is accepting the offer referred to in Section 14.3(c)(vi), then the Response Notice must be accompanied by an irrevocable letter of credit confirmed by a reasonably acceptable commercial bank in the same country as the domicile of the Shareholder to which the Response Notice is being transmitted, said letter of credit to guarantee payment of the full purchase price for the shares to the Shareholder that receives the Response Notice, the only condition to drawing upon such letter of credit to be the duly authorized endorsement and delivery of the corresponding share certificates representing the shares being sold.

In the event that the Shareholder receiving a Notice of Intent to Terminate does not deliver a Response Notice to the notifying Shareholder within twenty (20) Days after receipt of the Notice of Intent to Terminate, then for a period of twenty (20) additional Days the notifying Shareholder again shall notify the Shareholder that should have responded that the former either will purchase all the shares of the Company held by the Shareholder that should have responded, or that it will sell all of its shares of the Company to the Shareholder that should have responded, at the price previously stated in the Notice of Intent to Terminate, which additional Notice shall, under the circumstances, constitute the formation of a binding contract between the Shareholders for the purchase or sale of such shares.

     SECTION 14.5 Closing of Purchase of Shares. The closing of any purchase or sale transaction for shares of the Company in accordance with this Article XIV shall be completed not more than thirty (30) Days after the formation of a binding contract therefor, regardless of how the binding agreement therefor may be formed under Section 14.4.

     SECTION 14.6 Phase-Out Services. In the event of any termination of this Agreement arising from any sale by one Shareholder of all its shares in the Company in accordance with Sections 14.3 through 14.5, then the Shareholder that is selling its shares of stock in the Company shall continue to provide to the Company, for a period of sixty (60) Days following such transfer, any and all services that it provided to the Company prior to the transfer ("Phase-Out Services").



                                      ARTICLE XV

                                  Dispute Resolution

     SECTION 15.1 Pre-Arbitration Efforts to Resolve Disputes. Each of Accuride, IASA, GIR and the Company agrees to attempt in good faith to resolve any dispute, controversy or claim that may arise in any manner whatsoever with respect to this Agreement, the Joint

Venture, the Company, or any or all other agreements, contracts, arrangements or other understandings relating in any manner to this Agreement, any of the Exhibits hereto, or any other document contemplated herein or therein; and each party hereby designates its chief executive officer as the individual who has primary authority and responsibility therefor. Each such designated officer of a party involved in any such dispute, controversy or claim shall attempt in good faith to resolve such matter within thirty (30) Days after becoming aware of the dispute.

     SECTION 15.2 Requirement of Binding Arbitration; Scope. Each and every dispute, controversy or claim arising in any manner out of or in any way relating to any provision of this Agreement (including any Exhibit that contains data and business information primarily and is not drafted in the form of a stand-alone contract), or arising in any manner out of or in any way relating to the validity, interpretation, performance, breach, enforceability or termination hereof or thereof (including this Article XV), that is not settled amicably within the thirty (30) Day period referred to in Section 15.1, shall be solely and finally settled by binding, non-appealable arbitration at Dallas, Texas, U.S.A. not later than six (6) months following the initial Notice of arbitration (which Notice shall be given in writing to the party against whom the claim is being made, and to the arbitration administrator, by the party initiating the arbitration) in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"), as modified by the provisions of this
Article XV.

     SECTION 15.3 Selection of Arbitrators. Each and every arbitration hereunder shall be conducted by a panel of three (3) arbitrators. Accuride shall select one arbitrator, and IASA and GIR together shall select one arbitrator, not later than ten (10) Days after the initial Notice of arbitration. The AAA shall have power to select either or both such arbitrators if they have not been selected by the parties as required within the time specified. Not later than twenty (20) Days after the selection and appointment of the two arbitrators, the two appointees shall choose a third arbitrator to serve as the chairperson of the arbitration panel. If the two party-appointees cannot agree regarding the selection of the third arbitrator within such twenty
(20) Day period, then the AAA shall have power to select the third arbitrator. Each arbitrator appointed to hear any dispute, controversy or claim shall have no relationship or connection with any party to this Agreement or with any Affiliate of any party hereto or with legal counsel to any such party or Affiliate. In the event of the death or disability of an arbitrator, a new arbitrator shall be selected in the same manner as, and by the same Person or Persons that selected, the previous arbitrator.

     SECTION 15.4  Governing Law and Arbitration Rules.  The provisions of this
Article XV, the International Arbitration Rules of the AAA, and the contract and other substantive laws of the State of Delaware, as modified by the terms of this Article XV, shall govern the arbitration of any and all disputes arising hereunder or in connection herewith, and in the event of any conflict between the laws of Delaware and the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. (1990) (the
"Arbitration Act"), in connection with any arbitration of any dispute hereunder, it is the express intent of the parties that the substantive laws of Delaware, as modified by this Article XV, shall govern to the maximum extent permitted by law; provided, however, that any and all disputes, controversies and claims arising primarily or entirely out of or in connection with the interpretation, performance, breach or enforceability of the Company's Bylaws shall be governed by the substantive laws of the United Mexican States.

     SECTION 15.5 Binding Arbitration. The award rendered in connection with any arbitration conducted in accordance with this Article XV shall be final and binding upon the parties, and any judgment upon such award may be entered and enforced by any court of competent jurisdiction in any country without any further proceedings on the merits of the case. The parties agree that the award of the arbitral tribunal shall be the sole and exclusive remedy between them regarding any and all claims and counterclaims with respect to the subject matter of the arbitrated dispute. The parties hereby waive all jurisdictional defenses in connection with any arbitration instituted under this Article XV and the enforcement of any award or judgment rendered pursuant thereto.

     SECTION 15.6 Explanation of Award. Promptly following the rendering of an order or award in the arbitration of any disputed matter hereunder, the arbitrators shall issue to the interested parties hereunder a written explanation in the English language, with a certified translation thereof in the Spanish language, of the reasons for such order or award and a full statement of the facts found and the rules of law applied in reaching the decision.

     SECTION 15.7 Enforcement of Award. With respect to any award issued by the arbitrators pursuant to this Agreement, the parties expressly agree: (a) to the prosecution of an action by one or more parties against any other party or parties in any court of the United States of America, or in any court of the State of Nuevo Leon or of the United Mexican States located in Monterrey, Nuevo Leon, to confirm and enforce such arbitration award; (b) that any such arbitration award shall constitute conclusive proof of the validity of the determinations of the arbitrators underlying such award; and ((c)) that any court of the United States of America, or any court of the State of Nuevo Leon or of the United Mexican States, may enter judgment upon and enforce such award, whether pursuant to the Inter-American Convention on International Commercial Arbitration (9 U.S.C. Section 301-307), the Arbitration Act, the other laws of the United States of America or of the United Mexican States or of the State of Nuevo Leon, respectively, or otherwise, without any further proceedings on the merits of the case.

     SECTION 15.8 Language of Arbitration. All proceedings in any arbitration conducted hereunder shall be conducted in the English language, and all documents, exhibits and other evidence submitted in Spanish by any party shall be accompanied by a certified English translation thereof; provided, however, that upon request by any party to the arbitration all such proceedings, hearings and evidence shall be translated simultaneously into the Spanish language for the convenience of such party.

     SECTION 15.9 Discovery; Presentation of Case. Not later than sixty (60) Days following the delivery of the Notice of arbitration, each side shall produce and deliver to the arbitrators and to the other parties copies of all documents and witness testimony upon which it plans to rely, as well as a list identifying such documents and witnesses, which list shall contain all information necessary for a full understanding of the legitimate issues raised in the arbitration, including, without limitation, the following: (a) a written statement of the factual basis of the claim or defense and the legal theories upon which each claim or defense is based; (b) the names and addresses of all individuals, including witnesses whom the disclosing party expects to call to present testimony or other evidence during the arbitration proceeding and other individuals whom the party believes may have knowledge or information relevant to the arbitration, a description of the nature of the knowledge or information that each such individual is believed to possess, and a summary of each such witness' expected testimony; ((c)) the names and addresses of all individuals who have given statements, along with copies of those statements; (d) a written computation of the measure of damages alleged by the disclosing party and the documents or summary of the testimony upon which such computation or measure is based; and (e) the existence, location, custodian and general description of any relevant documents or other tangible evidence that the disclosing party plans to use at the arbitration hearing. Each side shall be permitted five (5) hours of witness depositions, to be allocated as that side sees fit. No interrogatories or requests for admission shall be permitted. The arbitration hearing shall take place no later than ninety (90) Days following the initial Notice of arbitration. Each side shall have no more than ten (10) hours to make its arguments and present its evidence to the arbitration panel. The parties also may submit pre- and post-hearing memoranda, each not to exceed twenty (20) double-spaced pages.

     SECTION 15.10 Confidentiality. All papers, documents and other evidence, whether written or oral, filed with or presented to the arbitrators, shall be deemed by the parties and the arbitrators to be confidential information. No party, witness or arbitrator shall disclose in whole or in part to any other Person any confidential information submitted in connection with arbitration proceedings hereunder, except to the extent: (a) required by applicable law or regulation; (b) reasonably necessary to assist counsel in or preparation for arbitration of the dispute; or ((c)) that such "confidential" information was previously known or subsequently became known to the disclosing party, without restrictions on disclosure, that it was developed independently by such disclosing party, or that it became publicly known through no fault of the disclosing party.

     SECTION 15.11 Arbitration Expenses. The non-prevailing party in the arbitration shall bear the fees and expenses of the arbitrators, the reasonable costs of arbitration, the expense of any award rendered therein and of its enforcement, and the reasonable attorneys' fees and expenses of the prevailing party; and the non-prevailing party shall reimburse the prevailing party for all such fees, costs and expenses incurred by the prevailing party prior to the date of the award. All expenses, fees, costs and charges, and any award, shall be expressed in United States dollars.

     SECTION 15.12 Integrated Arbitration Clause. To the extent, if any, that this Article XV may be deemed a separate contract, independent from this Agreement, Sections 16.5 and 16.11 (concerning Notices, and governing law, respectively) shall be deemed incorporated into this Article XV by this reference.



                                     ARTICLE XVI

                                  General Provisions

     SECTION 16.1 Survival of Representations and Warranties. The representations and warranties in this Agreement and in any other document executed and delivered in connection with the transactions contemplated herein shall survive the Closing and remain in full force and effect for the longer of the following periods: (a) as long as it is possible that any party to this Agreement could suffer any Loss or Losses of the kind referred to in Article XI; or (b) five (5) years after the date of any termination of this Agreement.

     SECTION 16.2 Public Disclosure. No press release or similar public announcement or communication shall be made or caused to be made concerning the execution or performance of this Agreement unless such announcement specifically has been approved in advance by each of Accuride and IASA, or unless applicable securities laws require such announcement to be made and the announcing party is unable to contact and obtain the approval of the other within a reasonable time using reasonable efforts; but in each such case the announcing party shall send a copy of the announcement to the other party at its address set out in this
Article XVI.

     SECTION 16.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their successors in interest and any permitted assignees, unless otherwise expressly provided herein.

     SECTION 16.4 Further Assurances. Each of the parties, upon the request of any other party, shall execute and deliver, or cause to be executed and delivered, any and all additional documents and instruments, and shall take or cause to be taken any and all further actions, that are reasonably necessary to consummate the transactions contemplated hereunder.

     SECTION 16.5 Notices. Any and all notices, requests, demands, claims or other communications or presentations of information ("Notice") required or permitted under this Agreement shall be given in writing (including facsimile transmissions) and sent by mail, facsimile, courier or in person, as follows:

          (a)  if to Accuride, addressed to:

               Accuride Corporation
               2315 Adams Lane
               Post Office Box 40
               Henderson, Kentucky, U.S.A. 42420-0040
               Attention:  President
               Fax No.:  (502) 827-7601

               with a copy to:

               Phelps Dodge Corporation
               2600 North Central Avenue
               Phoenix, Arizona, U.S.A.  85004
               Attention:  Vice President and General Counsel
               Fax No.: (602) 234-8076

          (b)  if to IASA or GIR, addressed to:

               Industria Automotriz, S.A. de C.V.
               Avenida Universidad 1011 Norte, Planta Baja
               San Nicolas de los Garza, Nuevo Leon
               C.P. 66450 Mexico
               Attention: Chairman
               Fax No.: 52-8-376-9098

               with a copy to:

               Grupo Industrial Ramirez, S.A.
               Avenida Universidad 1004 Norte
               San Nicolas de los Garza, Nuevo Leon
               C.P. 66450 Mexico
               Attention:  Chairman
               Fax No.: 52-8-376-5949; and

          (c)  if to the Company, addressed to:

               Accuride de Mexico, S.A. de C.V.
               Avenida Universidad 1011 Norte, Planta Alta
               San Nicolas de los Garza, Nuevo Leon
               C.P. 66450 Mexico
               Attention: Director General

Each party may specify a different address by giving Notice as aforesaid to the other parties. All Notices shall be deemed to have been duly given or made when delivered in person, or five (5) Days after being deposited with DHL Courier or another similar courier, correctly addressed with postage prepaid, or when sent by facsimile transmission, correctly addressed and receipt acknowledged. Any party may change the address to which Notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties Notice in the manner set forth herein.

     SECTION 16.6 Exhibits; Headings. All Exhibits to this Agreement shall be deemed incorporated herein and construed with and as an integral part hereof. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation hereof in any manner whatsoever.

     SECTION 16.7 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

     SECTION 16.8 No Assignment. No party shall assign any or all of its rights under this Agreement to any other Person without the express written consent of all the other parties hereto, which consent may be withheld for any or no reason. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and any permitted assignees.

     SECTION 16.9 Severability. If any term or other provision of this Agreement is found by a competent authority to be invalid, illegal or incapable of being enforced, all other conditions and provisions of this Agreement nevertheless shall remain in full force and effect. Upon any determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible.

     SECTION 16.10 Amendment; Waiver. This Agreement shall not be amended or modified except by a writing duly executed by all parties hereto. Any waiver of any term or condition of this Agreement shall be effective only if in writing and signed by a duly authorized officer thereof, but no such waiver shall be construed as a waiver of any subsequent default, misrepresentation or breach of the same term or condition or as a waiver of any other term or condition of this Agreement.

     SECTION 16.11 Governing Law. Except as otherwise provided in Section 15.4, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule of any jurisdiction that would cause the application of the laws of any jurisdiction other than Delaware. All Exhibits hereto shall be governed by and construed in accordance with the laws of the jurisdiction specified therein; provided, however, that in the case of any Exhibit that does not contain a choice of law provision, the following choice of law rules shall apply: (a) if such Exhibits contain data and business information only (i.e., Exhibits that have not been prepared in the usual form of a stand-alone contract), they shall be governed by and construed in accordance with the laws of the State of Delaware; and (b) if such Exhibits constitute stand-alone contracts, and if they are between only Persons that are of Mexican nationality, then they shall be governed by and construed in accordance with the laws of the United Mexican States and of the State of Nuevo Leon, Mexico.

     SECTION 16.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as having been drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, municipal or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation."
The singular forms of words used herein shall include the plural, and the plural shall include the singular, as the context reasonably may require.
The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant. All rights and remedies described in or available to any party under this Agreement shall be cumulative and in addition to all other rights and remedies thereof, unless otherwise specifically provided herein.

     SECTION 16.13 Incorporation of Exhibits. The Exhibits, schedules and any and all other documents or materials attached to this Agreement are incorporated herein by reference and made a part hereof; but, to the extent that any Exhibit contains a governing law provision or arbitration or other dispute resolution provision, then each such provision of such Exhibit shall be controlling with respect thereto, and Exhibits that do not contain any such provisions shall be governed as provided in Section 16.11.

     SECTION 16.14 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms, or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce this Agreement specifically, in addition to any and all other remedies to which it may be entitled under applicable law.

     SECTION 16.15 Compliance with Law. Each and every party to this Agreement agrees to comply with all applicable laws, statutes, codes, rules and regulations in the conduct of its business in connection with the transactions contemplated hereunder.

     SECTION 16.16 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, correspondence, undertakings and communications, both written and oral, among the parties with respect to the subject matter hereof, including that certain Letter of Intent re: Joint Venture Between Accuride Corporation and Industria Automotriz, S.A., dated
June 30, 1997 and executed by Accuride, IASA and GIR. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein.

     IN WITNESS WHEREOF, Accuride, IASA, GIR and the Company have entered into this Agreement as of the date first set forth above.


ACCURIDE CORPORATION,
  a  Delaware corporation

By /s/ William P. Greubel, Jr.
  --------------------------------
Name: William P. Greubel, Jr.
Title: President


GRUPO INDUSTRIAL RAMIREZ, S.A.,
  a Mexican corporation

By /s/ Gregorio Ramirez Jauregui
  ----------------------------------
Name: Ing. Gregorio Ramirez Jauregui
Title: Director General

INDUSTRIA AUTOMOTRIZ, S.A. DE C.V.,
  a Mexican corporation

By /s/ Gregorio Ramirez Jauregui
   ---------------------------------
Name: Ing. Gregorio Ramirez Jauregui
Title: Chairman of the Board

ACCURIDE DE MEXICO, S.A. DE C.V.,
  a Mexican corporation

By /s/ Robert J. Fagerlin
  ----------------------------------
Name: Robert J. Fagerlin
Title: Director General

                                   List of Exhibits

Exhibit      Name                                      First Reference
-------      ----                                      ---------------
   A         Defined Terms                             Section  1.1

   B         Escritura Constitutiva of the Company,    Sections 3.2, 3.6
             including Bylaws and Powers of Attorney
             (Spanish)

   C         Bylaws of the Company (English            Section  3.2
             translation)

   D         Share Certificate Issued to Accuride      Section  3.4
             (25,500 Shares of Fixed Capital Stock
             of the Company); and Share Certificate
             Issued to IASA (24,500 Shares of Fixed
             Capital Stock of the Company)

   E         Taxpayer Identification Number            Section  3.7
             (Spanish)

   F         PITEX Application (Spanish)               Section  3.8

   G         National Supplier Application (Spanish)   Section  3.9

   H         Asset List (Spanish)                      Section  4.1(a)(I)

   I         Asset Assignment, Purchase and Sale       Section  4.1(a)
             Agreement

   J         Note 1 (Spanish)                          Section  4.1(d)

   K         Note 2 (Spanish)                          Section  4.1(d)

   L         Share Certificate Issued to IASA          Section  4.1(e)
             (36,750,000 Shares of Variable Capital
             Common Stock of the Company) (Spanish);
             Minutes of Extraordinary Shareholders'
             Meeting Approving the Issuance Thereof
             (Spanish); Copy of Note 1 (canceled)
             (Spanish)



   M         Share Certificate Issued to Accuride      Section  4.1(g)
             (38,250,000 Shares of Variable Capital
             Common Stock of the Company) (Spanish);
             Minutes of Extraordinary Shareholders'
             Meeting Approving the Issuance Thereof
             (Spanish); Copy of Note 2 (canceled)
             (Spanish)

   N         Note 3 (Spanish)                          Section  4.2

   O         Initial Business Plan                     Section  4.3

   P         Company/IASA Equipment Bailment           Section  4.4
             Agreement (Spanish)

   Q         Wheel Requirements Agreement              Section  4.5

   R         Stock Purchase Agreement and Share        Section  4.6
             Certificate(s) (Company's purchase of
             49,999 shares of capital stock of
             Servicios AISA); Stock Purchase
             Agreement and Share Certificate
             (Company's Nominee's Purchase of 1
             share of capital stock of Servicios
             AISA) (Spanish)

   S         San Nicolas Office Leases (Spanish)       Section  4.7

   T         Mexico, D.F. Office Lease (Spanish)       Section  4.8

   U         Exclusive United States/Canada            Section  4.9(a)
             Commercial Mediator Agreement

   V         Exclusive Mexico/Latin America            Section  4.9(b)
             Commercial Mediator Agreement

   W         Accuride Tradename and Trademark          Section  4.10
             License; IASA Tradename and Trademark
             License

   X         Accuride/Company Technical Services       Section  4.11
             Agreement

   Y         IASA/Company Technical Services           Section  4.12
             Agreement (Spanish)

   Z         Wheelmaking Equipment                     Section  5.9



   AA        Labor Plan                                Section  8.1

   BB        Minutes of the General Shareholders'      Section  12.2(b)
             Meeting of IASA, dated as of March 19,
             1997 (Spanish); Minutes of the Meeting
             of the Bondholders of IASA, dated as of
             October 31, 1997 (Spanish); Power of
             Attorney granted to Ing. Gregorio
             Ramirez Jaurequi by IASA as of December
             3, 1996 (Spanish); and Power of
             Attorney granted to Gregorio Ramirez
             Gonzalez by GIR as of October 26, 1981

   CC        Financial Statements of IASA              Section  12.2(h)


                         Exhibit A To Joint Venture Agreement

                                    DEFINED TERMS

1.   "AAA" shall mean American Arbitration Association.

2. "Accuride" shall mean Accuride Corporation, a Delaware corporation, and any successor thereto.

3. "Accuride/Company Technical Services Agreement" shall mean the agreement by and between Accuride and the Company, under which Accuride shall provide certain technical services to the Company.

4. "Accuride Tradename and Trademark License" shall mean the agreement whereby Accuride grants to the Company a non-exclusive license to use for the Term of the Agreement Accuride's tradename and any and all trademarks it may own that relate in any manner to products or services connected with the Wheel business.

5. "Affiliate" shall mean and include, with respect to any other Person, each and every natural person, corporation, partnership, limited liability company, joint venture, trust, institution, association and other business entity of any kind or description, whether now existing or hereafter formed, together with its respective directors, officers, partners, members, trustees, employees and other agents and its respective successors and assigns, that directly or indirectly controls, is controlled by, or is under common control with, such other Person.

6. "Agreement" shall mean the Joint Venture Agreement made as of the Effective Date, by and among Accuride, IASA, GIR and the Company, to which this Exhibit A is attached.

7. "Alternate" shall mean, with respect to any official of the Company, the individual selected and empowered, in accordance with the Bylaws and the Agreement, to act in the place and stead of such official whenever he or she is absent or otherwise unable to perform his or her duties.

8. "Annual Business Plan" shall mean the written business plan for the Company that is to be approved on an annual basis by the Board, and which is to consist of a one-year operating plan, a three-year capital expenditure plan and a five-year strategic plan.

9. "Arbitration Act" shall mean the Federal Arbitration Act of the United States of America, 9 U.S.C. Section 1, et seq. (1990).

10. "Asset Assignment, Purchase and Sale Agreement" shall mean the agreement attached to the Agreement as Exhibit I, which is more particularly described in Section 4.1(a) of the Agreement.

11. "Asset List" shall mean the list detailing certain assets that IASA shall sell, bargain, transfer, convey and assign to the Company at Closing, free and clear of any and all Security Interests.

12. "Automotive Decree" shall mean the Decreto para el fomento y modernizacion de la Industria Automotriz, Diario Oficial de la Federacion, II-XII-89, along with its subsequent amendment, the Decreto que reforma y adiciona el diverso para el fomento y modernizacion de la Industria Automotriz, Diario Oficial de la Federacion, 31-V-1995, and any and all amendments and successors thereto.

13. "Bank" shall mean Citibank Mexico, S.A., the bank from which the Company has received a commitment to fund the Loan to the Company at Closing.

14.  "Board" shall mean the Board of Directors of the Company.


15. "Bylaws" shall mean the Estatutos Sociales of the Company, which have been formalized and recorded in connection with the formation of the Company as part of the Escritura Constitutiva, and which describe the Company's corporate purpose, capitalization and administration.

16. "Closing" shall mean the consummation of the transactions contemplated in the Agreement and in the Exhibits, as provided in Article VI of the Agreement.

17. "Closing Date" shall mean the date upon which the Closing shall occur, which is November 5, 1997.

18. "Company" shall mean Accuride de Mexico, S.A. de C.V., a Mexican sociedad anonima de capital variable or variable capital corporation, which is the corporate entity through which the Joint Venture is to exist and conduct its business, and any successor thereto.

19. "Company Bank Instructions" shall mean the irrevocable written instructions of the Company to the Bank at Closing to draw upon the Loan and to transfer funds as provided in Section 4.1(b)(xx) (see also
     Section 6.1(b)).

20. "Company Facility" shall mean the manufacturing facility that the Company plans to construct in the future in the State of Nuevo Leon, which thereafter will serve as the Company's principal source of Wheel production.

21. "Company/IASA Bailment Agreement" shall mean the personal property bailment agreement under which the Company shall deliver possession and use to IASA, for nominal consideration, of certain machinery and equipment, in accordance with Section 4.4 of the Agreement.

22. "Confidential Information" shall mean any confidential and proprietary business information, trade secrets, technology and know-how, of any of the parties to the Agreement.

23.  "Day" shall mean a calendar day.

24. "DIARSA" shall mean Distribuidora Automotriz Ramirez, S.A. de C.V., a Mexican corporation and subsidiary of Trailers de Monterrey, S.A. de C.V., a Mexican corporation and subsidiary of GIR.

25.  "Director" shall mean a member of the Board.

26. "Director General" shall mean the individual with principal management responsibility for, and authority to control, the day-to-day operations of the Company as provided in the Power of Attorney granted by the Company to such individual.

27. "Distribution Agreements" shall mean all written distribution and sales agency agreements in effect, as of the Effective Date, between IASA and any Latin American distributor or other sales agent of Wheels.

28. "Effective Date" shall mean the date as of which the transactions contemplated in the Agreement become effective and binding upon the parties thereto, which is stated on the first page of the Agreement.

29. "Escritura Constitutiva" shall mean the escritura constitutiva of the Company, which established the Company as a legal entity and includes a copy of the Company's Bylaws and the powers of attorney it has granted through the Effective Date, which Escritura Constitutiva was inscribed and registered in the Public Registry of Commerce for the Municipality of Monterrey, Nuevo Leon on October 22, 1997.

30. "Examiner" shall mean each Comisario of the Company, the individual charged under the Bylaws and the General Law of Business Organizations with responsibility for surveilling the activities of the Company on behalf of the Shareholders.

31. "Exclusive Mexico/Latin America Commercial Mediator Agreement" shall mean the agreement by and between Accuride and the Company under which Accuride shall engage the Company to act as Accuride's exclusive commercial mediator in Mexico and elsewhere in Latin America.

32. "Exclusive United States/Canada Commercial Mediator Agreement" shall mean the agreement by and between Accuride and the Company under which the Company shall engage Accuride to act as the Company's exclusive commercial mediator in the United States of America and in Canada.

33. "Exhibit" shall mean any attachment to the Agreement that is intended by the parties to constitute a part thereof, regardless of whether denominated as an exhibit, schedule, attachment or otherwise.

34. "Extraordinary Shareholders' Meeting" shall mean any extraordinary shareholders' meeting of the Company, as such meetings are defined and described in the General Law of Business Organizations, in the Bylaws, and in this Agreement.

35. "Fiscal Year" shall mean the fiscal year of the Company, which shall begin on January 1 and end on December 31 of each year.

36. "FMVAT" shall mean the fair market value of the assets transferred by IASA to the Company as provided in Section 4.1(a) of the Agreement.

37. "FMVLA" shall mean the fair market value of the liabilities assigned by IASA and assumed by the Company as provided in Section 4.1(b) of the Agreement.

38. "FMVNAT" shall mean the fair market value of the net assets transferred by IASA to the Company, as provided in Sections 4.1(a), (b) and (c) of the Agreement, which equals FMVAT minus FMVLA.

39. "General Law of Business Organizations" shall mean the Mexican Ley General de Sociedades Mercantiles, Diario Oficial de la Federacion, 4-VIII-34 and any and all amendments and successors thereto.

40. "GIR" shall mean Grupo Industrial Ramirez, S.A., a Mexican corporation, and any successor thereto.

41. "IASA" shall mean Industria Automotriz, S.A. de C.V., a Mexican corporation, and any successor thereto.

42. "IASA Bank Instructions" shall mean the irrevocable written instructions of IASA to the Bank at Closing to transfer funds from the Bank account of IASA, as provided in Section 4.1(b)(yy).

43. "IASA/Company Technical Services Agreement" shall mean the agreement by and between IASA and the Company, under which IASA shall provide certain technical services to the Company.

44. "IASA Tradename and Trademark License" shall mean the agreement whereby IASA grants to the Company a non-exclusive license to use for the Term of this Agreement IASA's tradename and any and all trademarks it may own that relate in any manner to products or services connected with the Wheel business.

45. "IASA Plant" shall mean IASA's production facility located in San Nicolas de los Garza, Nuevo Leon, Mexico.

46. "Indemnified Party" shall mean any party to the Agreement seeking indemnification under Article XI of the Agreement.

47. "Indemnifying Party" shall mean any party to the Agreement from whom indemnification is sought under Article XI of the Agreement.

48. "Initial Business Plan" shall mean the initial written business plan for the Company, which has been formally adopted, ratified and approved by the Shareholders, and which corresponds to the period from the date of formation of the Company through December 31, 1998.

49. "Inventory" shall mean all inventory of IASA relating in any manner to the Wheel Division, including all inventories of Wheels, of raw materials and supplies, of purchased and manufactured parts, and of goods, goods-in-progress and finished goods.

50. "Joint Venture" shall mean the joint venture formed between Accuride and IASA to produce, market and sell Wheels, with the goal of pursuing emerging opportunities in the Wheel market in Mexico and elsewhere in Latin America, in the United States of America and in Canada, and in other countries where sufficient demand exists.

51. "Labor Plan" shall mean the labor plan of the Company, the contents of which are specified in Exhibit AA to the Agreement and referenced in Article VIII of the Agreement.

52. "Loan" shall mean the Loan that the Bank has committed to provide to the Company at Closing, in the amount of Thirty Million Dollars (U.S. $30,000,000).

53. "Loan Documents" shall mean any and all documents that are to be executed by the Bank and the Company to evidence the terms and conditions of the Loan to be made to the Company by the Bank at the Closing.

54. "Loss" shall mean and include any and all losses, liabilities, adverse claims, causes of action, damages, demands, contingencies, settlements, fines, assessments, penalties, charges, costs, obligations and expenses of every kind and description whatsoever (including, without limitation, attorneys' fees and litigation, arbitration and other dispute resolution costs), whether known or unknown, foreseen or unforeseen, or foreseeable or unforeseeable.

55. "Maximum Contingent Labor Liability Assumed" shall mean the maximum amount of contingent liability assumed by the Company for seniority and severance liabilities, if any, that otherwise would be incurred by IASA under the Mexican federal labor law as a direct result of the transfer or dislocation of Wheel Division workers arising from the formation of the Joint Venture and the conveyance by IASA to the Company under the Agreement of the business and assets of the Wheel Division; provided additionally, that the Maximum Contingent Labor Liability Assumed shall include any and all liabilities of Servicios AISA, and of Ruedas AISA, that may arise at any time, directly or indirectly, as a result of or in connection with the transfer or dislocation of Wheel Division workers (regardless of whether paid on a salaried or hourly basis) due to the formation of the Joint Venture or of the Company or due to the conveyance by IASA of the business and assets of the Wheel Division to the Company; and provided further, that the Maximum Contingent

     Labor Liability Assumed shall not exceed Seven Hundred Thousand Dollars (U.S. $700,000).

56. "Mexico, D.F. Office Lease" shall mean the lease agreement under which IASA shall rent and lease to Servicios AISA office space located in Mexico, D.F., Mexico.

57. "Note 1" shall mean the promissory note issued by the Company in favor of IASA in the original principal amount of Four Million Seven Hundred
     Seven Thousand Eight Hundred Twenty-Two Dollars (U.S. $4,707,822), such amount to represent forty-nine percent (49%) of FMVNAT.

58. "Note 2" shall mean the promissory note issued by the Company in favor of IASA in the original principal amount of Four Million Eight Hundred Ninety-Nine Thousand Nine Hundred Seventy-Eight Dollars (U.S. $4,899,978), such amount to represent fifty-one percent (51%) of FMVNAT.

59. "Note 3" shall mean the promissory note issued at the Closing by the Company in favor of IASA in the original principal amount of the VAT due upon the transfer of assets to the Company described in Section 4.1(a) of the Agreement.

60. "Notice" shall mean any notice, request, demand, claim or other communication or presentation of information in writing and transmitted as provided in Section 16.5 of the Agreement.

61. "Notice of Intent to Terminate" shall mean any Notice given in accordance with Section 14.3(c) of the Agreement.

62. "Option" shall mean the exclusive option granted to the Company by IASA and GIR under Section 5.7 of the Agreement whereby the Company may purchase and acquire at any time, upon demand, one hundred percent (100%) of the issued and outstanding shares of the capital stock of Ruedas AISA.

63. "Ordinary Shareholders' Meeting" shall mean any ordinary shareholders' meeting of the Company, as such meetings are defined and described in the General Law of Business Organizations, in the Bylaws and in this Agreement.

64. "Percentage Interest" shall mean the percentage interest of ownership that each of Accuride and IASA has in the Company by virtue of its shareholdings therein, as follows: (a) with respect to Accuride, fifty-one percent (51%); and (b) with respect to IASA, forty-nine percent (49%).

65. "Person" shall mean and include, without limitation, any natural person, and any corporation, partnership, limited liability company, joint venture, trust, institution, association and other business entity of any kind or description.

66. "Phase-Out Services" shall have the meaning set out in Section 14.6 of the Agreement.

67. "Representative" shall mean, with respect to any Person, that Person's officers, directors, partners, members, shareholders, consultants, advisors, lawyers, accountants, employees, agents and other representatives.

68.  "Response Notice" shall mean any Notice given in accordance with Section
     14.4 of the Agreement.

69. "Ruedas AISA" shall mean Ruedas AISA, S.A. de C.V., a Mexican corporation and subsidiary of IASA, and any successor thereto.

70. "San Nicolas Office Leases" shall mean the lease agreements under which IASA shall rent and lease to the Company and to Servicios AISA office space located in San Nicolas de los Garza, Nuevo Leon, Mexico.

71. "Security Interest" shall mean and include, without limitation, any and all security interests, mortgages, pledges, deposits, deeds of trust, prendas, gravamenes, hipotecas, liens and other encumbrances of any kind or description whatsoever, whether arising under the laws of the United Mexican States or of any State or Municipality thereof, under the laws of the United States of America or of any State thereof, or under the laws of any other country or of any political subdivision thereof.

72. "Security Interest Releases" shall mean any and all documents necessary or appropriate, in the sole judgment of the Company, to remove, release, terminate and render of no further force or effect any and all Security Interests encumbering title to any assets that are to be transferred to the Company by IASA under the Asset Assignment, Purchase and Sale Agreement, subject only to the recordation thereof in the corresponding Public Registries of Property.

73. "Servicios AISA" shall mean Servicios AISA, S.A. de C.V., a Mexican corporation, and any successor thereto.

74. "Shareholder" shall mean Accuride or IASA, as the case may be, in its capacity as a shareholder of the Company.

75. "Stock Purchase Agreement" shall mean the forms of stock purchase agreement used by the Company and its nominee to purchase at the Closing all of the issued and outstanding shares of the capital stock of Servicios AISA from IASA and GIR, respectively.

76.  "Stock Registry Book" shall mean the Registro de Acciones of the Company.

77. "Teller" shall mean any person appointed to number or count those present at a meeting in order to determine whether a quorum is present.

78.  "Term" shall have the meaning set out in Section 14.1 of the Agreement.

79. "Usable Inventory" shall mean Inventory that is good, usable and defect-free, per IASA Wheel specifications, and that reasonably is determined by Accuride and IASA to be salable within six (6) months after the Company takes title to it as provided under Section 4.1(a)(ii) of the Agreement.

80. "VAT" shall mean the value-added tax or impuesto al valor agregado that arises under the tax laws and accompanying regulations of the United Mexican States upon the transfer of title to personal property from one Person to another.

81. "Wheel" shall mean and include any and every kind of steel wheel, rim, side ring, lock ring, adaptor ring, spacer band, mounting band and related component, replacement and product.

82. "Wheelmaking Equipment" shall mean that certain wheelmaking equipment described in Exhibit Z to the Agreement, which is to be purchased by the Company as described in Section 5.9 of the Agreement.

83. "Wheel Division" shall mean the Wheel design, manufacturing, marketing and sales division of IASA.

84. "Wheel Requirements Agreement" shall mean the Agreement by and between IASA and the Company that is attached as Exhibit Q to the Agreement.

                        Exhibit Z to Joint Venture Agreement

                               WHEELMAKING EQUIPMENT

                    (See Section 5.9 of Joint Venture Agreement)





1. "Line 427" - A collection of machines, chutes, conveyors and other devices manufactured and arranged to produce heavy tubeless truck rims from flat raw material.

                    U.S. $     1,000,000


2. "Line 468" - A collection of machines, chutes, conveyors and other devices manufactured and arranged to assemble and weld discs into wheels and inspect said wheels.

                    U.S. $       400,000


3. "Ring Lines" - A collection of machines, chutes, conveyors and other devices arranged into lines to manufacture the following products:

     Line 430       Continuous Side Ring
     Line 431       Split Side Ring
     Line 432       Lock Ring
     Line 434/476   Corrugated Spacer Band

                    U.S. $       600,000


                                           U.S. $1,000,000
                                                   400,000
                                                 + 600,000
                                           ---------------
                    Total Purchase Price   U.S. $2,000,000